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                                CREDIT AGREEMENT

                            Dated as of June 29, 1999


                                      among

                            DONNKENNY APPAREL, INC.,
                         BELDOCH INDUSTRIES CORPORATION,


                          THE GUARANTORS NAMED HEREIN,


                            THE LENDERS NAMED HEREIN,

                                       and

                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                                    AS AGENT



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                                TABLE OF CONTENTS
                                                                            Page

I.    DEFINITIONS...........................................................  1
             SECTION 1.01  Certain Defined Terms............................  1
             SECTION 1.02  Accounting Terms................................. 16

II.   THE LOANS............................................................. 16
             SECTION 2.01  Term Loan Commitments and Revolving
                             Credit Commitments............................. 16
             SECTION 2.02  Loans ........................................... 17
             SECTION 2.03  Notice of Borrowing.............................. 17
             SECTION 2.04  Notes; Repayment of Loans........................ 19
             SECTION 2.05  Interest on Loans................................ 20
             SECTION 2.06  Fees ............................................ 22
             SECTION 2.07  Termination of Revolving Credit Commitments
                             and Termination and Reduction of Term Loan
                             Commitments.................................... 23
             SECTION 2.08  Intentionally Omitted............................ 23
             SECTION 2.09  Prepayment of Loans.............................. 23
             SECTION 2.10  Reserve Requirements; Change in Circumstances.... 25
             SECTION 2.11  Changes in Laws and Increased Cost of
                             Eurodollar Rate Loans.......................... 27
             SECTION 2.12  Indemnity........................................ 27
             SECTION 2.13  Pro Rata Treatment; Funding and Settlement
                             Procedures..................................... 28
             SECTION 2.14  Sharing of Setoffs............................... 30
             SECTION 2.15  Taxes ........................................... 30
             SECTION 2.16  Payments and Computations........................ 33
             SECTION 2.17  Letter of Credit Guaranty........................ 33
             SECTION 2.18  Participations in Letters of Credit.............. 36
             SECTION 2.19  Request for Issuance............................. 37
             SECTION 2.20  Letter of Credit Fees............................ 38

III.  COLLATERAL SECURITY................................................... 38
             SECTION 3.01  Security Documents............................... 38
             SECTION 3.02  Filing and Recording............................. 38
             SECTION 3.03  Confirmation of Security Interest................ 39

IV.   REPRESENTATIONS AND WARRANTIES........................................ 39
             SECTION 4.01  Organization; Legal Existence.................... 39
             SECTION 4.02  Authorization.................................... 39
             SECTION 4.03  Governmental Approvals........................... 40
             SECTION 4.04  Binding Effect................................... 40
             SECTION 4.05  Material Adverse Change.......................... 40
             SECTION 4.06  Litigation; Compliance with Laws; etc............ 40
             SECTION 4.07  Financial Statements............................. 40
             SECTION 4.08  Federal Reserve Regulations...................... 40
             SECTION 4.09  Taxes ........................................... 41
             SECTION 4.10  Employee Benefit Plans........................... 41
             SECTION 4.11  No Material Misstatements........................ 43
             SECTION 4.12  Investment Company Act; Public Utility
                             Holding Company Act............................ 43
             SECTION 4.13  Security Interest................................ 43

                                       i
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             SECTION 4.14  Use of Proceeds.................................. 43
             SECTION 4.15  Subsidiaries..................................... 43
             SECTION 4.16  Title to Properties; Possession Under
                             Leases; Trademarks............................. 44
             SECTION 4.17  Solvency......................................... 44
             SECTION 4.18  Permits, etc..................................... 45
             SECTION 4.19  Compliance with Environmental Laws............... 45
             SECTION 4.20  No Change in Credit Criteria or Collection
                             Policies....................................... 46
             SECTION 4.21  Intentionally Omitted............................ 46
             SECTION 4.22  Inventory........................................ 46
             SECTION 4.23  Year 2000........................................ 46

V.    CONDITIONS OF CREDIT EVENTS........................................... 46
             SECTION 5.01  All Credit Events................................ 46
             SECTION 5.02  First Borrowing.................................. 47

VI.   AFFIRMATIVE COVENANTS................................................. 50
             SECTION 6.01  Legal Existence.................................. 50
             SECTION 6.02  Businesses and Properties........................ 50
             SECTION 6.03  Insurance........................................ 51
             SECTION 6.04  Taxes ........................................... 51
             SECTION 6.05  Financial Statements, Reports, etc............... 51
             SECTION 6.06  Litigation and Other Notices..................... 54
             SECTION 6.07  ERISA ........................................... 54
             SECTION 6.08  Maintaining Records; Access to Properties
                             and Inspections; Right to Audit................ 55
             SECTION 6.09  Use of Proceeds.................................. 55
             SECTION 6.10  Fiscal YearEnd................................... 55
             SECTION 6.11  Further Assurances............................... 55
             SECTION 6.12  Additional Grantors and Guarantors............... 56
             SECTION 6.13  Environmental Laws............................... 56
             SECTION 6.14  Pay Obligations to Lenders and Perform
                             Other Covenants................................ 58
             SECTION 6.15  Inventory Appraisals............................. 58
             SECTION 6.16  Intentionally Omitted............................ 58

VII.  NEGATIVE COVENANTS.................................................... 58
             SECTION 7.01  Liens ........................................... 58
             SECTION 7.02  Sale and LeaseBack Transactions.................. 59
             SECTION 7.03  Indebtedness..................................... 60
             SECTION 7.04  Dividends, Distributions and Payments............ 60
             SECTION 7.05  Consolidations, Mergers and Sales of Assets...... 60
             SECTION 7.06  Investments...................................... 60
             SECTION 7.07  Capital Expenditures............................. 61
             SECTION 7.08  Subsidiaries..................................... 61
             SECTION 7.09  Intentionally Omitted............................ 61
             SECTION 7.10  Minimum Interest Coverage Ratio.................. 61
             SECTION 7.11  EBITDA .......................................... 62
             SECTION 7.12  Net Worth........................................ 62
             SECTION 7.13  Business......................................... 62
             SECTION 7.14  Sales of Receivables............................. 62
             SECTION 7.15  Use of Proceeds.................................. 62
             SECTION 7.16  ERISA ........................................... 63
             SECTION 7.17  Accounting Changes............................... 63
             SECTION 7.18  Prepayment, Retirement or Modification of

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                             Indebtedness; Modification of Certain
                             Documents ..................................... 63
             SECTION 7.19  Transactions with Affiliates..................... 63
             SECTION 7.20  Negative Pledges, Etc............................ 63
             SECTION 7.21  Application of Tax Attributes.................... 64

VIII. EVENTS OF DEFAULT..................................................... 64

IX.   AGENT................................................................. 67

X.    MANAGEMENT, ADMINISTRATION, COLLECTION AND STATUS OF
      RECEIVABLES AND OTHER COLLATERAL ..................................... 71
             SECTION 10.01 Collection of Receivables; Management
                             of Collateral.................................. 71
             SECTION 10.02 Collateral Custodian............................. 73
             SECTION 10.03 Borrowers' Loan Agreement........................ 73
             SECTION 10.04 Statements....................................... 73

XI.   MISCELLANEOUS......................................................... 74
             SECTION 11.01 Notices ......................................... 74
             SECTION 11.02 Survival of Agreement............................ 74


             SECTION 11.03 Successors and Assigns; Participations........... 74
             SECTION 11.04 Expenses; Indemnity.............................. 77
             SECTION 11.05 Applicable Law................................... 79
             SECTION 11.06 Right of Setoff.................................. 79
             SECTION 11.07 Payments on Business Days........................ 79
             SECTION 11.08 Waivers; Amendments.............................. 79
             SECTION 11.09 Severability..................................... 81
             SECTION 11.10 Entire Agreement; Waiver of Jury Trial, etc...... 81
             SECTION 11.11 Confidentiality.................................. 81
             SECTION 11.12 Submission to Jurisdiction....................... 82
             SECTION 11.13 Counterparts; Facsimile Signature................ 82
             SECTION 11.14 Headings......................................... 82

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        EXHIBITS

        EXHIBIT A     Form of Term Note
        EXHIBIT B     Form of Revolving Credit Note
        EXHIBIT C     Form of Opinion of Counsel
        EXHIBIT D-1   Form of Security Agreement - Borrowers
        EXHIBIT D-2   Form of Security Agreement - Guarantors
        EXHIBIT E     Form of Assignment and Acceptance
        EXHIBIT F     Form of Security Agreement and Mortgage - Trademarks
        EXHIBIT G     Form of Notice of Borrowing
        EXHIBIT H     Form of Pledge Agreement
        EXHIBIT I     Form of Inventory Confirmation
        EXHIBIT J     Form of Guarantee

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                                    SCHEDULES

        SCHEDULE 1.01         Prior Mortgages
        SCHEDULE 2.01(a)      Term Loan Commitments
        SCHEDULE 2.01(b)      Revolving Credit Commitments
        SCHEDULE 2.02         Domestic Lending Offices
        SCHEDULE 2.17(j)      Letters of Credit Existing on Closing Date
        SCHEDULE 4.01         Qualified Jurisdictions
        SCHEDULE 4.06(a)      Litigation
        SCHEDULE 4.06(b)      Compliance with Laws
        SCHEDULE 4.09         Taxes
        SCHEDULE 4.10         ERISA
        SCHEDULE 4.15         Subsidiaries
        SCHEDULE 4.16         Real Property
        SCHEDULE 4.19         Environmental Law Compliance
        SCHEDULE 6.13         Hazardous Materials
        SCHEDULE 7.01(f)      Existing Liens
        SCHEDULE 7.03         Existing Indebtedness
        SCHEDULE 7.05         Permitted Mergers and Acquisitions
        SCHEDULE 7.06         Permitted Investments
        SCHEDULE 7.14         Sales of Receivables

              CREDIT AGREEMENT, dated as of June 29, 1999, (as amended, restated, modified or supplemented from time to time, this "Agreement"), among Donnkenny Apparel, Inc., a Delaware corporation ("DKA") Beldoch Industries Corporation, a Delaware corporation ("BIC"; together with DKA are herein referred to jointly and severally and collectively as the "Borrowers"), the Guarantors named herein and signatories hereto, the lenders named in Schedules 2.01(a) and 2.01(b) annexed hereto (collectively, the "Lenders") and THE CIT GROUP/COMMERCIAL SERVICES, INC., as agent for the Lenders and (in such capacity, the "Agent").

         The Borrowers have requested that the Lenders enter into certain financing arrangements with the Borrowers pursuant to which the Lenders will make loans and provide other financial accommodations to the Borrowers.

         Each Lender is willing to agree, severally and not jointly, to make such loans and provide such other financial accommodations to the Borrowers on a pro rata basis according to its Commitment (as defined below) subject to the terms and conditions set forth herein.

         Accordingly, in consideration of the mutual conditions and agreements set forth herein, and for good and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


I.       DEFINITIONS

         SECTION 1.01 Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

         "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-hundredth (1/100) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of the Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any person which beneficially owns or holds 15% or more of any class of voting securities of such person or 15% or more of the equity interest in such person,
(ii) any person of which such person beneficially owns or holds 15% or more of any class of voting securities or in which such person beneficially owns or holds 15% or more of the equity interest in such person and (iii) any director or executive officer of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Assignment of Factoring Credit Balances" shall have the meaning assigned to such term in Section 5.02(l) hereof.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit E annexed hereto.

         "Availability" shall mean at any time (i) the lesser at such time of
(x) the Total Revolving Credit Commitment and (y) the Borrowing Base minus (ii) the sum at such time of (x) the unpaid principal balance of, and accrued interest and fees on, the Revolving Credit Loans, together with all reserves established pursuant to the Loan Documents and (y) the Letter of Credit Usage.

         "BIC" shall have the meaning assigned to that term in the preamble to this Agreement.

         "Blocked Accounts" shall have the meaning assigned to such term in
Section 10.01(b) hereof.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowers" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Borrowing Base" shall have the meaning assigned to such term in
Section 2.01(b) hereof.

         "Borrowing Plan" shall have the meaning assigned to such term in
Section 7.04 hereof.

         "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Rate Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change of Control" shall mean (i) the Parent shall cease to own 100% of all classes of stock of DKA or (ii) DKA shall cease to own 100% of all classes of stock of BIC.

         "CIT" shall mean The CIT Group/Commercial Services, Inc.

         "Class Action" shall mean the action captioned In re Donnkenny, Inc. Securities litigation, 96 CV 8452 (MGC), brought in the United States District Court, Southern District of New York.

         "Closing Date" shall mean the date of the first borrowing under this Agreement, but in no event later than June 30, 1999.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all collateral and security as described in the Security Documents.

         "Commitment" shall mean, with respect to each Lender, the sum of the Term Loan Commitment of such Lender as set forth in Schedule 2.01(a), as each may be adjusted from time to time pursuant to Section 2.07, and the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(b).

         "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated Subsidiaries thereof.

         "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls (PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

         "Credit Event" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

         "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

         "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "DKA" shall have the meaning assigned to such term in the preamble to this Agreement.

         "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

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

        "EBITDA" shall mean with respect to any person for any period the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization of and other noncash items properly deducted in determining Net Income, (iv) any non-recuring special charges, and (v) federal, state and local income taxes, in each case of such person for such period, computed and calculated in accordance with GAAP.

         "Eligible Inventory" shall mean inventory of the Borrowers comprised solely of raw materials and first quality finished goods which is lawfully owned by either of the Borrowers, which is not packaging or shipping materials or supplies used or consumed in Borrowers' business and which is, in the opinion of the Agent, not obsolete, slowmoving, damaged, defective or unmerchantable and is, and at all times shall continue to be, acceptable to the Agent in all respects; provided, however, that Eligible Inventory shall in no event include inventory which (i) is not located at one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement and with respect to which the Agent has not been granted a valid, first priority, fully perfected security interest, and with respect to which there is any other lien or security interest except as permitted herein and in the other Loan Documents, (ii) has been returned or rejected by a Customer, (iii) inventory that does not meet all standards imposed by any government agency or authority having regulatory authority over such inventory, or (iv) does not conform to the representations, warranties, covenants and other applicable provisions contained herein and in the other Loan Documents. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Borrowers, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrowers.

         "Eligible Receivables" shall mean (i) Receivables created by the Borrowers in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Borrowers, which (A) are subject to a valid, first priority, fully perfected security interest in favor of the Agent and no other liens or security interests except as permitted herein and in the other Loan Documents and which conform to the representations, warranties covenants and other applicable provisions contained herein and in the other Loan Documents, (B) so long as the Factoring Agreements remain in effect, have been and at all time shall continue to be credit approved under the Factoring Agreements, provided such Receivables are not subject to chargebacks or other adjustments thereunder and (C) at all times shall continue to be acceptable to the Agent in all respects, and (ii) any and all sums which CIT is obligated to or may pay from time to time to the Borrowers pursuant to the Factoring Agreements. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment.

         "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or nonsudden, accidental or nonaccidental Releases), of, or exposure to, any substance, chemical, material, pollutant, contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of the Borrowers or their Subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of materials in connection with the operation of any of the properties of the Borrowers or their Subsidiaries or (iii) the violation, or alleged violation by Borrowers or any of their Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrowers or their Subsidiaries, under any applicable Environmental Law.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.)the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et sec.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. ss. 300(f), et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with any of the Borrowers or any Subsidiary of any thereof would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

         "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate of interest published in The Wall Street Journal, Eastern Edition, two business days prior to the first day of such Interest Period as the highest rate in the range of rates quoted for one, two or three month "London Late Eurodollars". In the event that The Wall Street Journal, Eastern Edition, is not published or such rate does not appear in The Wall Street Journal, Eastern Edition, the "Eurodollar Rate" shall be the rate determined by Agent to be the rate at which deposits in United States dollars are offered by the Reference Bank to first class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         "Event of Default" shall have the meaning assigned to such term in
Article VIII hereof.

         "Existing Letters of Credit" shall have the meaning assigned to such term in Section 2.17(j) hereof and shall mean Letters of Credit issued pursuant to, and as defined in, the Prior Credit Agreement for the account of Borrowers, as more particularly described on Schedule 2.17(j).

         "Factoring Agreements" shall mean, collectively, the Notification Factoring Agreements, each dated April 28, 1997 between CIT and each of the Borrowers, respectively, as now or hereafter amended, supplemented or renewed.

         "Final Maturity Date" shall mean June 30, 2002.

         "Financial Officer" shall mean, with respect to any person, the chief financial officer of such person.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

         "Fiscal Year" shall mean the fiscal year of each of the Borrowers for accounting purposes which in each case is December 31 of each year.

         "Funding Date" shall mean, with respect to any Revolving Credit Loan, the date of the funding of such Revolving Credit Loan, and in the case of a Eurodollar Rate Loan which is continued pursuant to Section 2.05(b), the first day of the Interest Period with respect thereto.

         "GAAP" shall have the meaning assigned to such term in Section 1.02 hereof.

         "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

         "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

         "Guarantor" shall mean, collectively, the Parent, the Borrowers and each Subsidiary thereof and any person which becomes a Subsidiary after the date hereof.

         "Guarantor's Guarantee" shall mean a Guarantee of the Obligations of the Borrowers to the Agent and the Lenders executed and delivered by a Guarantor substantially in the form of Exhibit J annexed hereto, as amended, modified or supplemented from time to time.

         "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

         "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Final Maturity Date.

         "Indemnitees" shall have the meaning assigned to such term in Section 11.04(c) hereof.

         "Information" shall have the meaning assigned to such term in Section
11.11 hereof.

         "Interest Coverage Ratio" shall mean, with respect to any period, the ratio of (i) EBITDA to (ii) Interest Expense.

         "Interest Expense" shall mean, with respect to any person for any period, the interest expense of such person during such period determined on a Consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock, and (v) payments of interest expense in kind.

         "Interest Payment Date" shall mean the first Business Day of each month commencing July 1, 1999.

         "Interest Period" shall mean, for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the Final Maturity Date.

         "Interest Rate" shall mean as to Prime Rate Loans, a rate of one-half (.50%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2.50%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that the Interest Rate shall be increased by two (2.00%) percent in excess of the Interest Rate otherwise in effect, at Agent's option, without notice, (a) for the period on and after (i) the date of termination hereof and until such time as all Obligations are paid in full (notwithstanding entry of any judgment against Borrowers), or (ii) the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing, and (b) on the Revolving Credit Loans at any time outstanding in excess of the Availability (whether or not such excess(es) arise or are made with or without the Agent's knowledge or consent and whether made before or after an Event of Default).

         "Inventory Confirmation" shall have the meaning assigned to such term in Section 6.05(i) hereof.

         "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Letter of Credit" shall have the meaning assigned to such term in
Section 2.17 hereof, together with the letters of credit and indemnities referred to in the definition of Letter of Credit Usage.

         "Letter of Credit Application" shall have the meaning assigned to such term in Section 2.17 hereof.

         "Letter of Credit Guaranty" shall mean the guaranty delivered by the Agent on behalf of the Lenders to the Letter of Credit Issuer of the Borrowers' reimbursement obligation under the Letter of Credit Issuers reimbursement agreement, the Letter of Credit Application with respect thereto or any other like document.

         "Letter of Credit Issuer" shall mean the issuer of a Letter of Credit, which, if not The Chase Manhattan Bank, shall be a commercial bank satisfactory to the Agent. The Agent hereby agrees to notify the Borrowers of the identity of any Letter of Credit Issuer if other than The Chase Manhattan Bank.

         "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (ii) the aggregate undrawn amount of all Existing Letters of Credit issued pursuant to the Prior Credit Agreement, plus (iii) the unreimbursed amount of all payments made by the Agent under all related Letter of Credit Guaranties.

         "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "Loan" shall mean the Term Loan or any Revolving Credit Loan.

         "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the Notes, the Factoring Agreements and each other document, instrument, or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

         "Loan Party" shall mean each Borrower, the Parent, each Grantor, each Guarantor, and each Subsidiary thereof.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations or financial or other condition of any person or its Subsidiaries, (ii) the ability of any Loan Party (to the extent obligated) to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document or (iii) the Agent's Lien on any material portion of the Collateral or the priority of such Lien; provided, however, that no Material Adverse Effect shall exist with respect to the Parent solely by reason of advances heretofore or hereafter made by the Borrowers to the Parent as permitted pursuant to this Agreement and provided, further, that so long as the representations and warranties contained in Section 4.15 with respect to Christiansburg Garment Co., Inc. shall remain true and correct, a material adverse effect on such Subsidiary shall not be deemed a Material Adverse Effect unless constituting a material adverse effect on the Borrowers and such Subsidiary, taken as a whole.

         "Mortgages" shall mean the deeds of trust executed and delivered by DKA to Joel L. Dahnke, Esq. as Trustee, for the benefit of The CIT Group/Commercial Services, Inc., as Agent, as amended, modified or supplemented from time to time covering the same parcels of real property covered by Prior Mortgages.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001 (a)(3) of ERISA.

         "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Borrowers less reserves for (i) special order goods (but not private label goods made for a private label program of a Customer); (ii) market value declines; (iii) bill and hold (deferred shipment) or consignment sales; and (iv) other reserves required by the Agent in the exercise of its reasonable business judgment.

         "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less the sum of (i) sales, excise or similar taxes, (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, and (iii) such reserves as determined by the Agent in its sole judgment for (A) sales to the United States of America or to any agency, department or division thereof unless there has been compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727, et seq.) or any similar state or local law, if applicable; (B) foreign sales other than sales secured by standby letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency;
(C) Receivables that remain unpaid more than sixty (60) days past the original due date; (D) Receivables that remain unpaid more than ninety (90) days from the invoice date; (E) contras, setoffs, counterclaims or disputes; (F) sales to the Borrowers' Affiliates; (G) bill and hold (deferred shipment) sales, sale or return sales, sale on approval sales, consignment sales or other kinds of sales under which payment by the Customer may be conditional or contingent; (H) sales to any Customer (1) which is (w) insolvent, (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (z) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent and (2) not being credit approved by CIT; (I) all sales to any Customer if fifty percent (50%) or more of either (x) all outstanding invoices of such Customer, or (y) the aggregate dollar amount of all outstanding invoices of such Customer, are unpaid more than ninety (90) days from the invoice date; (J) any other reasons deemed necessary by the Agent in its sole judgment; (K) an amount representing, historically, returns, discounts, claims, credits and allowances;
(L) Receivables evidenced by chattel paper or instruments, and (M) any Receivable, which together with all other Receivables owing from the same Customer represents more than twenty-five percent (25%) (thirty percent (30%) if and when the

Factoring Agreements have been terminated) of all otherwise Eligible Receivables, provided, that Receivables excluded from Eligible Receivables solely by reason of this provision shall nevertheless be considered Eligible Receivables to the extent of the amount of such Receivables which does not exceed twenty-five percent (25%) (thirty percent (30%) if and when the Factoring Agreements have been terminated) of all otherwise Eligible Receivables.

         "Net Income" shall mean, with respect to any person for any period, the aggregate income (or loss) of such person for such period which shall be an amount equal to net revenues and other proper items of income for such person less the aggregate for such person of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

         "Notes" shall mean the Term Notes and the Revolving Credit Notes.

         "Notice of Borrowing" shall mean with respect to a proposed borrowing pursuant to Section 2.01 or 2.02, a written notice in substantially the form of Exhibit G (or telephonic, telecopy, or telex notice in lieu thereof, as provided in Section 2.03(a).

         "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrowers to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, liabilities and Indebtedness of the Borrowers with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans, the Term Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrowers to the Lenders, the Agent hereunder, under the Letters of Credit, the Letter of Credit Guaranty or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder, but excluding any Indebtedness set forth on either Schedule 7.01(f) or 7.03 and expressly including all indebtedness of Borrowers to CIT on accounts arising from the sale of goods or services purchased by the Borrowers from any Person whose accounts are factored or financed by CIT.

         "Other Taxes" shall have the meaning assigned to such term in Section 2.15(b) hereof.

         "Overadvance Amount" shall mean, during any End of Month Period and Intramonth Period, the amounts set forth below as correspond to the End of Month Period and the Intramonth Period during the months set forth below:

                               Overadvance                 Overadvance Amount
                               Amount during the           during the
         Month                 End of Month Period         Intramonth Period
         -----                 -------------------         -----------------
         June 1999                $7,500,000                   $11,500,000
         July 1999                 8,000,000                    12,000,000
         August 1999               7,000,000                    11,000,000
         September 1999            4,500,000                     8,500,000
         October 1999              2,700,000                     8,500,000
         November 1999             2,500,000                     8,000,000
         December 1999             4,300,000                     8,500,000

         ; provided, however, that, if following receipt of a mutually acceptable monthly operating plan by November 30, 1999, the Borrowers and the Lenders have not agreed on Overadvance Amounts for January, 2000 and thereafter, the Overadvance Amount during the End of Month Period and during the Intramonth Period for January, 2000 and thereafter shall be zero dollars ($0); provided, further, that each of the foregoing amounts shall be reduced by the aggregate amount of cash proceeds received by the Parent and/or any of its Subsidiaries (i) as tax refunds and (ii) as proceeds (net of taxes due and any reasonable expenses of sale) from the sale or other disposition of any assets of the Parent and/or any of its Subsidiaries (excluding sales of inventory in the ordinary course of business consistent with past practices). The foregoing shall not be deemed to be a consent by the Agent or any Lender to any sale of assets.

         For purposes of this paragraph, (i) the term "End of Month Period" shall mean the period commencing on the last Business Day of a month and ending on the fifth day of the immediately following month and (ii) the term "Intramonth Period" shall mean the period commencing on the sixth day of a month and ending on the day immediately preceding the last Business Day of the same month.

         "Parent" shall mean Donnkenny, Inc., a Delaware corporation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Participant" shall mean any financial institution that at any time purchases a participation in any portion of a Lender's interests in the Loans, the Total Commitment and the Loan Documents.

         "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

         "Permits" shall have the meaning assigned to such term in Section 4.18 hereof.

         "Person" shall mean any natural person, corporation, limited liability company, business trust, association, company, joint venture, partnership, limited liability partnership or government or any agency or political subdivision thereof.

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrowers, any Subsidiary or any ERISA Affiliate.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date, between the Grantor(s) and the Agent, for its own benefit and for the benefit of the, Lenders, substantially in the form of Exhibit H hereto, as amended, modified or supplemented from time to time.

         "Prime Rate" shall mean the rate from time to time publicly announced by The Chase Manhattan Bank, or its successor, as its prime rate, whether or not such announced rate is the best rate available at such bank, calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In the event of any change in the Prime Rate, the rate of interest hereunder shall change as of the first day of the month following any change. The Prime Rate is one of several base rates that serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of The Chase Manhattan Bank's rates.

         "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based upon the Prime Rate in accordance with the terms hereof.

         "Prior Credit Agreement" shall mean the Credit Agreement, dated as of June 5, 1995, as amended and restated as of November 13, 1998, among the Borrowers, MegaKnits, Inc., a new York corporation, the Guarantors named therein, the Lenders named in Schedules 2.01(a) and 2.01(b) thereto, CIT, as Administrative Agent, and The Chase Manhattan Bank, as Agent, as amended.

         "Prior Mortgages" shall mean the deeds of trust executed and delivered by DKA to Joel L. Dahnke, Esq. as Trustee, for the benefit of The Chase Manhattan Bank, as Agent, listed on Schedule 1.01 hereto.

         "Receivables" shall mean and include all of the Borrowers' accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lenders.

         "Reference Bank" shall mean The Chase Manhattan Bank or such other bank as Agent may designate from time to time.

         "Register" shall have the meaning assigned to such term in Section 11.03(e) hereof.

         "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder.

         "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

         "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Borrowers or their Subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

         "Reportable Event" shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

         "Required Lenders" shall mean Lenders having 60% of the Total
Commitment.

         "Responsible Officer" shall mean, with respect to any person, any vice president or president, or the chief financial officer or controller, of such person.

         "Revolving Credit Commitment" shall mean, with respect to any Lender, the Revolving Credit Commitment of such Lender as set forth in Schedule 2.01(b) annexed hereto.

         "Revolving Credit Commitment Fee" shall have the meaning set forth in
Section 2.06(a) hereof.

         "Revolving Credit Loan" shall mean a Revolving Credit Loan made pursuant to Sections 2.01 and 2.02 hereof.

         "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B annexed hereto, as amended, modified or supplemented from time to time.

         "Revolving Credit Termination Date" shall mean the earlier to occur of
(i) the Final Maturity Date and (ii) such date as the Revolving Credit Loans shall otherwise be payable in full and the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

         "Security Agreement" shall mean, collectively, the Security Agreements dated as of the Closing Date, between the Grantors and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit D-1 and Exhibit D-2 annexed hereto, as amended, modified or supplemented from time to time.

         "Security Agreement Trademarks" shall mean the Security Agreement and Mortgage Trademarks, dated as of the Closing Date, between the Debtors, as such term is defined therein, and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit F annexed hereto, as amended, modified or supplemented from time to time.

         "Security Documents" shall mean the Security Agreements, the Security Agreement Trademarks, the Assignments of Credit Balances the Pledge Agreement, the Mortgages and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

         "Settlement Period" shall have the meaning assigned to such term in
Section 2.13(c)(i) hereof.

         "Subordinated Indebtedness" shall mean, with respect to any of the Borrowers, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement upon terms satisfactory to and approved in writing by the Agent, to the extent it does not by its terms mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date.

         "Subsidiary" shall mean, with respect to any person, the parent of such person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent.

         "Taxes" shall have the meaning assigned to such term in Section 2.15(a) hereof.

         "Term Loan" shall mean the Term Loan made pursuant to Sections 2.01 and 2.02.

         "Term Loan Commitment" shall mean, with respect to any Lender, the Term Loan Commitment of such Lender as set forth in Schedule 2.01 (a).

         "Term Notes" shall mean the Term Notes of the Borrowers, executed and delivered as provided in Section 2.04, in substantially the form of Exhibit A hereto, as amended, modified or supplemented from time to time.

         "Total Commitment" shall mean the sum of the Lenders' Total Term Loan Commitment and Total Revolving Credit Commitment, as the same may be reduced from time to time pursuant to Section 2.07 hereof.


         "Total Revolving Credit Commitment" shall mean the sum of the Lenders' Revolving Credit Commitments.

         "Total Term Loan Commitment" shall mean the sum of the Lenders' Term Loan Commitments, as the same may be reduced from time to time pursuant to
Section 2.07.

         "Transactions" shall have the meaning assigned to such term in Section
4.02 hereof.

         SECTION 1.02 Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof ("GAAP"); provided, however, that each reference in Article VII hereof, or in the definition of any term used in Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof. Notwithstanding the foregoing, Borrowers confirm that the financial covenants in Article VII calculated for the Parent and its Subsidiaries on a Consolidated basis were prepared based on the representation as to the Parent set forth in Section 4.15. Borrowers agree that if in the opinion of the Agent a material change has occurred with respect to such representation, then at the request of the Agent the Borrowers shall negotiate in good faith appropriate modifications of such financial covenants to provide the Lenders the same measure of protection afforded by such covenants prior to such material change, including, without limitation, the preparation of separate financial statements for the Borrowers and their Subsidiaries.

II.      THE LOANS

         SECTION 2.01 Term Loan Commitments and Revolving Credit Commitments.
(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make the Term Loan to the Borrowers on the Closing Date, in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment set forth opposite its name in Schedule 2.01(a) hereto.

         (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to, and through the Agent open Letters of Credit for the benefit of, the Borrowers, at any time and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment set forth opposite its name in
Schedule 2.01(b) annexed hereto. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Total Revolving Credit Commitment and (B) an amount equal to the total of (i) up to ninety percent
(90)% of the Net Amount of Eligible Receivables plus (ii) the sum of (I) up to sixty percent (60%) of the Net Amount of Eligible Inventory plus (II) up to sixty percent (60%) of the undrawn amount of all outstanding Letters of Credit for the importation of finished goods inventory consigned to the Agent as of the date of determination, (not to exceed $37,000,000 at any time) plus (iii) the Overadvance Amount as of the date of determination (the amount determined pursuant to this clause (B) referred to herein as the "Borrowing Base"), minus
(2) the Letter of Credit Usage at such time (not to exceed $35,000,000 at any time). In no event, however, shall the sum of (i) the principal amount of the Term Loan outstanding at any time plus (ii) the aggregate principal amount of Revolving Credit Loans outstanding at any time exceed $75,000,000. The Borrowing Base will be computed daily and a compliance certificate from a Responsible Officer of the Borrowers presenting its computation will be delivered to the Agent in accordance with Section 6.05 hereof.

         Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.

         SECTION 2.02 Loans. (a) Revolving Credit Loans made by the Lenders on any date as Prime Rate Loans shall be in a minimum aggregate principal amount of $500,000 or in integral multiples of $100,000 in excess thereof. Revolving Credit Loans made by the Lenders as Eurodollar Rate Loans shall be in a minimum aggregate amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof.

         (b) Loans shall be made ratably by the Lenders in accordance with their respective Term Loan Commitments or Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder.

         (c) Each Lender may fulfill its obligations under this Agreement by causing its Domestic Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note.

         (d) Each Lender shall make its Term Loan and Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent in New York , New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrowers with The Chase Manhattan Bank in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

         SECTION 2.03 Notice of Borrowing. (a) Each borrowing under Section 2.02 shall be made on notice given by a Responsible Officer of either of the Borrowers to the Agent no later than 11:00 a.m. (New York City time) on the requested Funding Date in the case of a Prime Rate Loan and no later than three
(3) Business Days prior to the requested Funding Date in the case of a Eurodollar Rate Loan. The written Notice of Borrowing shall specify (i) the requested Funding Date (which shall be a Business Day), (ii) the amount of the proposed borrowing, (iii) whether the proposed borrowing shall be a Prime Rate Loan or Eurodollar Rate Loan and (iv) in the event the Borrower has elected that such proposed borrowing shall be a Eurodollar Rate Loan, the Interest Period elected by the Borrower with respect to such proposed borrowing. Failure by the Borrower to make such election described in clause (iii) shall be deemed and shall constitute the Borrower's election that such proposed borrowing shall be a Prime Rate Loan; and failure by the Borrower to make such election described in clause (iv) shall be deemed and shall constitute Borrower's election that the Interest Period with respect to the proposed borrowing shall be a one (1) month period. In lieu of delivering the above-described written Notice of Borrowing, Borrower may give the Agent telephonic notice of any requested borrowing by the time required under this Section 2.03(a); provided, that such notice shall be confirmed in writing by delivery to the Agent (x) immediately (i) of a telecopy of a written Notice of Borrowing which has been signed by a Responsible Officer of the Borrower or (ii) of a telex containing all information required to be contained in a written Notice of Borrowing and (y) promptly (and in no event later than three (3) Business Days after the Funding Date in respect of the applicable Revolving Credit Loans) of a written Notice of Borrowing containing the original signature of an authorized officer of the Borrowers.

         (b) The Borrowers shall, through a Responsible Officer of any Borrower, notify the Agent in writing of the names of the officers authorized to request Revolving Credit Loans on behalf of the Borrowers and shall provide the Agent with a specimen signature of each such officer. The Agent shall be entitled to rely conclusively on such officers' authority to request Revolving Credit Loans on behalf of the Borrowers, the proceeds of which are requested to be transferred to an account of the Borrowers, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to Section 2.03(a) above and, with respect to an oral request for Revolving Credit Loans, the Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of Borrower.

         (c) Neither the Agent nor any of the Lenders shall incur any liability to either Borrower as a result of acting upon any telephonic notice referred to in this Section 2.03 which notice the Agent believes to have been given by a duly authorized officer or other individual authorized to request Revolving Credit Loans on behalf of Borrower under this Section 2.03 and, upon the funding of Revolving Credit Loans by the Lenders in accordance with this Agreement, pursuant to any such telephonic notice, the Borrowers shall be deemed to have made a borrowing of Revolving Credit Loans hereunder.

         (d) Any Notice of Borrowing given pursuant to this Section 2.03 shall be irrevocable.

         (e) In the case of each Prime Rate Loan requested in a Notice of Borrowing, the Agent shall promptly provide each of the Lenders with written or telephonic notice of the Notice of Borrowing and of each Lender's portion of the requested borrowing. In the case of each Eurodollar Rate Loan requested in a Notice of Borrowing, or continued pursuant to Section 2.05, and in the case of each Prime Rate Loan converted to a Eurodollar Rate Loan pursuant to Section 2.05, the Agent shall provide each of the Lenders with written or telephonic notice of (i) the Notice of Borrowing, continuation, or conversion at least two
(2) days prior to the Funding Date for each Eurodollar Rate Loan and (ii) the Adjusted Eurodollar Rate determined by Agent with respect thereto promptly after Agent makes such determination.

         SECTION 2.04 Notes; Repayment of Loans. (a) The Term Loan made by a Lender shall be evidenced by a single Term Note, duly executed by the Borrowers, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Term Loan Commitment on such date. All Revolving Credit Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Credit Note, duly executed by the Borrowers, dated the Closing Date, in substantially the form of Exhibit B annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Credit Commitment in respect of the Borrowers on the Closing Date. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.

         (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

         (c) The entire aggregate principal amount of the Term Loan (plus all accrued and unpaid interest thereon), as evidenced by the Term Notes, shall be payable in twelve (12) consecutive quarterly installments commencing on the last Business Day of the calendar quarter next following the calendar quarter in which the Closing Date occurs and continuing on the last Business Day of each calendar quarter thereafter, of which the initial eleven (11) quarterly installments shall each be in an amount equal to one twelfth (1/12th) of the original principal amount of the Term Loan and the twelfth and final installment shall be due and payable on the earlier to occur of the Revolving Credit Termination Date and the Final Maturity Date in the amount of the entire remaining balance of the Term Loan together with all interest accrued thereon. All such payments shall be distributed ratably among the Lenders in accordance with their respective Term Loan Commitments. Each Term Note shall bear interest from its date on the outstanding principal balance thereof, as provided in
Section 2.05. All principal payments in respect of the Term Loan shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. No scheduled payment of principal in respect of the Term Loan shall be made to the extent that a lesser principal payment would result in the payment in full of the outstanding amount of the Term Loan, and such lesser amount is paid.

         (d) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Term Note or Revolving Credit Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrowers from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

         (e) Each of the Borrowers shall be jointly and severally liable with the other Borrower for the Obligations, and each of the Obligations shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a coborrower hereunder and is jointly and severally liable under this Agreement and the other Loan Documents. All financial accommodations extended to either of the Borrowers or requested by either of the Borrowers shall be deemed to be financial accommodations extended for both of the Borrowers, and each of the Borrowers hereby authorizes the other Borrower to effectuate borrowings and issuances of Letters of Credit on its behalf. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, the Agent and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from either of the Borrowers on behalf of both Borrowers, and shall be entitled to treat their giving of any notice hereunder to either of the Borrowers as notice to both Borrowers.

         Each of the Borrowers agrees that the joint and several liability of the Borrowers provided for in this subsection (e) shall not be impaired or affected by any modification, supplement, extension or amendment of this Agreement or any of the other Loan Documents or any contract or agreement to which the other Borrower may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrower or with any other person, each of the Borrowers hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against either of the Borrowers or any other person or any Collateral.

         Each of the Borrowers hereby irrevocably waives and releases the other Borrower from all "claims" (as defined in Section 101 (5) of the Bankruptcy
Code) to which such Borrower is or would be entitled by virtue of the provisions of the first paragraph of this subsection (e) or the performance of such Borrower's obligations thereunder including, without limitation, any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations.

         SECTION 2.05 Interest on Loans. (a) The Borrowers shall pay to Agent, for the ratable benefit of Lenders, interest on the outstanding principal amount of the Loans and other non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

         (b) The Borrowers may from time to time request in a Notice of Borrowing that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from the Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a Notice of Borrowing from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, as of such date each of the following conditions is satisfied as determined by Agent: (i) no Event of Default has occurred and is continuing, (ii) the Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrowers in writing from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than three (3) Interest Periods may be in effect at any one time, (iv) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through the Reference Bank and can be readily determined as of the Funding Date for such Eurodollar Rate Loan. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

         (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default has occurred and is continuing, (ii) this Agreement shall terminate, or
(iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Availability. The Borrowers shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of the Borrowers) any amounts required to compensate Agent, Lenders, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (d) All interest shall be payable by Borrowers to Agent, for the ratable benefit of Lenders, monthly in arrears on each applicable Interest Payment Date and on the earlier to occur of the Revolving Credit Termination Date and the Final Maturity Date and thereafter upon demand and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The Interest Rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall change in the event of any change in the Prime Rate as of the first day of the month following any change. In no event shall charges constituting interest payable by Borrowers to Agent exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         SECTION 2.06 Fees. (a) The Borrowers shall pay each Lender, through the Agent, (i) on the first Business Day of each October, January, April and July commencing October 1, 1999, and (ii) on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of one-quarter of one percent (1/4 of 1%) per annum on the amount by which average daily unused amount of the Revolving Credit Commitment of such Lender exceeds the outstanding principal amount of such Lender's Term Loan during the quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Termination Date) ending on such date. The Revolving Credit Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to Section 2.07 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

         (b) On the Closing Date, the Borrowers shall pay to each Lender, through the Agent, such Lender's pro rata portion of the facility fee of $375,000 (based on such Lender's Revolving Credit Commitment).

         (c) Until such time as all Obligations (excluding indemnity obligations surviving the payment in full of the Notes and the termination of the Total Commitment) shall have been paid in full and all Commitments hereunder shall have terminated, the Borrowers shall pay to the Agent, for the Agent's own account, a collateral management fee of $6,000 per month (or part thereof) payable monthly in advance on the Closing Date and on the first day of each month thereafter.

         (d) The Borrowers shall pay the Agent, for the ratable benefit of the Lenders, an early termination fee in the amount of $250,000 if this Agreement is terminated prior to the Final Maturity Date.

        SECTION 2.07 Termination of Revolving Credit Commitments and Termination and Reduction of Term Loan Commitments.

         (a) The Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon and any outstanding Letters of Credit shall be fully collateralized with cash.

         (b) The Total Term Loan Commitment shall be permanently reduced by the amount of any repayment or prepayment of the outstanding principal amount of the Term Loans on the date of any such repayment or prepayment. In any event, all amounts due and owing under the Total Term Loan Commitment shall be due and payable on the earlier to occur of the Revolving Credit Termination Date and the Final Maturity Date.

         SECTION 2.08 Intentionally Omitted.

         SECTION 2.09 Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Loan at any time in whole or from time to time in part without penalty (except as otherwise provided for herein); provided, however, that (a) a Eurodollar Rate Loan may only be prepaid on the last day of the Interest Period with respect thereto and (b) each such partial prepayment of a Prime Rate Loan shall be in a minimum aggregate principal amount of $500,000 or in integral multiples of $100,000 and of a Eurodollar Rate Loan shall be in a minimum aggregate amount of $5,000,000 or integral multiples of $1,000,000.

         (b) Intentionally Omitted.

         (c) The Borrowers shall make prepayments of the Revolving Credit Loans from time to time such that the Availability equals or exceeds zero at all times. If at any time Availability is less than zero and the Borrowers do not make a prepayment of the Revolving Credit Loans as required by this Section 2.09(c), without waiving any Event of Default which has occurred thereby, all Revolving Credit Loans in excess of the Availability shall bear interest at the applicable Interest Rate.

         (d) Intentionally Omitted.

         (e) (i) Except as provided in clause (ii) below, not later than the fifth day following the receipt by the Agent or either Borrower or any other Loan Party (x) of any net proceeds of any insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury in excess of $100,000 (or, if there shall be continuing a Default or an Event of Default, of any amount of net proceeds) to any asset of such Borrower or such Loan Party (including, without limitation, any Collateral), or (y) of any net proceeds of any business interruption insurance required to be maintained pursuant to Section 6.03 hereof in excess of $100,000 (or, if there shall be continuing a Default or Event of Default, the full amount of net proceeds), such Borrower or Loan Party shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing and not later than the day following receipt by the Agent or such Borrower or Loan Party of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph (f) below.

         (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to the loss, damage or injury to any asset of a Borrower or any Loan Party of a Borrower (other than net proceeds of any business interruption insurance), the Borrowers, or such Loan Party (as applicable) may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrowers shall have certified to the Agent that: (1) the net proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to the Borrowers or such Loan Party (as applicable) shall be sufficient to complete such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and (2) to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, injury, replacement, repair or rebuilding; and (z) if the amount of net proceeds in question exceeds $500,000, the Borrowers shall have obtained the written consent of the Required Lenders to such election.

         (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to the required replacement, repairs, restoration or rebuilding, the Borrowers shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrowers solely for the replacement, repair, rebuilding or restoration of the tangible property suffering the injury, loss or damage in respect of which such prepayment and Special Deposit were made or to such other purpose as to which the Required Lenders may consent in writing; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

         (f) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (c) or (e) above, the Borrowers shall furnish to the Agent, not later than 11:00 a.m. (New York City time) one (1) Business Day prior to the date of such prepayment, written, telex or facsimile notice of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. Prepayments made pursuant to paragraph (e) above shall be applied as follows: first, to the outstanding installments of the Term Loans in the inverse order of the maturity thereof up to the full amount of the Term Loans and second, to outstanding Revolving Credit Loans which are Prime Rate Loans up to the full amount thereof; provided, however, that if at the time of the making of any prepayment there are outstanding Eurodollar Rate Loans and/or undrawn Letters of Credit outstanding, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate amount of all such outstanding Eurodollar Rate Loans and all such undrawn Letters of Credit outstanding) shall be deposited by the Borrowers in a cash collateral account to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of such Eurodollar Rate Loans on the last day of the Interest Period with respect thereto and to any drawing made under any such Letters of Credit.

         (g) All prepayments under this Section 2.09 shall be subject to Section
2.12 hereof.

         (h) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

         (i) The amount of the Term Loan prepaid may not be reborrowed.

         SECTION 2.10 Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender, shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office of the Agent or any Lender) to any charge, fee deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than taxes imposed on the overall net income of the Agent or such Lender); (ii) change the basis of taxation of payments to any Lender or the Agent or any fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by such Lender; or (iv) impose on any Lender any other condition affecting this Agreement or Letters of Credit issued and maintained by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Letter of Credit, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.15 hereof or
(y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to
Section 2.15 hereof.

         (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the

Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrowers of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

         (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within twenty (20) days after its receipt of the same.

         (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Letter of Credit or reduction in the rate of return earned on such Lenders capital, shall not constitute a waiver of such Lenders or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return with respect to such Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation; provided, however, that if any such law, regulation or other condition which gave rise to a demand and payment of compensation by the Borrowers is subsequently determined by final adjudication to be invalid, then, upon a request by Borrowers, such Lender shall refund promptly such compensation (without interest). Borrowers' obligation to pay such compensation and a Lender's obligation of refund shall survive the termination of this Agreement.

         (e) Any Lender claiming any additional amounts payable pursuant to this
Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Domestic Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.11 Changes in Laws and Increased Costs of Eurodollar Rate Loans. Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, any Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, Lenders, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount reasonably deemed by Agent to be material, or
(C) reduce the amounts received or receivable by Agent, for the ratable benefit of Lenders, in respect thereof, by an amount reasonably deemed by Agent to be material or (ii) the cost to Agent, Lenders, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount reasonably deemed by Agent to be material. Borrowers shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrowers) any amounts required to compensate Agent, Lenders, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

         SECTION 2.12 Indemnity. The Borrowers shall indemnify the Agent and each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit), which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law); any failure of the Borrowers to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V hereof applicable to them; any failure of the Borrowers to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.03 hereof has been given; any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or not borrowed, at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within twenty (20) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

         SECTION 2.13 Pro Rata Treatment; Funding and Settlement Procedures. (a) Except as permitted under Sections 2.10 and 2.11 hereof, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee (other than the collateral management fee payable to the Agent for its own account pursuant to Section 2.06(c)) or other amount payable hereunder and each reduction of the Total Term Loan Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment or that their Term Loan Commitments bear to the Total Term Loan Commitment, as the case may be.

         (b) (i) Except as otherwise provided in subsection (b) of this Section 2.13, all Loans under this Agreement shall be made by the Lenders simultaneously and shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitment bear to the Total Revolving Credit Commitment or that their Term Loan Commitments bear to the Total Term Loan Commitment, as the case may be.

                   (ii) Notwithstanding any other provision of this Agreement, in order to reduce the number of fund transfers among the Borrowers, the Lenders and the Agent, the Borrowers, the Lenders and the Agent agree that the Agent may, but shall not be obligated to, and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Credit Loans pursuant to Sections 2.02 and 2.03, subject to the procedures for settlement set forth in subsection (c) of this Section 2.13; provided, however, that
         (A) the Agent shall in no event fund such Revolving Credit Loan or request that any Lender so fund if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving Credit Loan that one or more of the conditions precedent contained in Section 5.01 hereof will not be satisfied on the date of the proposed Revolving Credit Loan and (B) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.01 have been satisfied. If the Agent elects not to fund a requested Revolving Credit Loan on behalf of the Lenders, promptly after receipt of a notice of a Loan pursuant to Section 2.03 hereof, the Agent shall so notify each Lender. If the Agent notifies the Lenders that it will not fund a requested Revolving Credit Loan on behalf of the Lenders, each Lender shall make its pro rata share of the Loan available to the Agent, in immediately available funds, at the Agent's payment office (as described in Section
         2.16 hereof) no later than 2:00 p.m. (New York City time) on the date of the proposed Loan. The Agent will make the proceeds of such Loans available to the Borrowers on the day of the proposed Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Loans received by the Agent at the Agent's payment office or the amount funded by the Agent on behalf of the Lenders to be deposited in an account designated by the Borrowers.

                   (iii) If the Agent has notified the Lenders that the Agent will not fund a particular Loan pursuant to subsection (b)(ii) of this
         Section 2.13 on behalf of the Lenders, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole and absolute discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day. If, in such case, the Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Agent by such Lender, such Lender and each of the Borrowers agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrowers to and including the date such amount is repaid to the Agent, at (x) in the case of the Borrowers, a rate per annum equal to the higher of the Federal funds rate during such period as quoted by the Reference Bank and the Interest Rate applicable to Prime Rate Loans and (ii) in the case of such Lender, at the Federal funds rate during such period as quoted by the Reference Bank for three Business Days and thereafter at the Prime Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's pro rata share of such Revolving Credit Loan.

                   (iv) Nothing in this Section 2.13(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or a Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (c) (i) With respect to all periods for which the Agent, on behalf of the Lenders, has funded Revolving Credit Loans pursuant to subsection (b) of this Section 2.13, on the first Business Day after the last day of each week, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the unpaid principal amount of the Revolving Credit Loans outstanding at the close of business on the last Business Day of such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Credit Loans outstanding at the close of business on the last Business Day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Credit Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent such Lender's pro rata share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each other Lender such Lender's pro rata share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding

Revolving Credit Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Credit Loans will be equal to its pro rata share thereof. The obligations of the Agent and each Lender under this subsection 2.13(c) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its pro rata share of the Revolving Credit Loans which have been funded by such Lender.

                   (ii) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.13(c)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due to and including the date such amount is paid to the Agent, at the Federal funds rate during each period as quoted by the Reference Bank for three Business Days and thereafter at the Prime Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrowers of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

         SECTION 2.14 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender as fully as if such Lender held a Note in the amount of such participation.

         SECTION 2.15 Taxes. (a) Any and all payments by the Borrowers hereunder shall be made, in accordance with Section 2.16 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

                   (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Domestic Lending Office is located in the United States, and in the case of both
         (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender at its principal office or Domestic Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

                   (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.15(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers shall make such deductions and (z) the Borrowers shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

         (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers, provided that the Borrowers, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

         (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

         (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Agent of any change in its Domestic Lending Office and upon written request of the Borrowers such Lender shall, prior to the immediately following due date of any payment by the Borrowers or any Guarantor hereunder or under any other Loan Document, deliver to the Borrowers or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this
Section 2.15(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.15(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as, required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.15(a) to the extent such withholding is required solely by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

         (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection 2.15 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, costs or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrowers pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

         SECTION 2.16 Payments and Computations. The Borrowers shall make each payment hereunder and under any instrument delivered hereunder no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States to the Agent at the Agent's account maintained at The Chase Manhattan Bank, 55 Water Street, New York, New York (account no. 144-0-75212) for the account of the Lenders, in immediately available funds without setoff, counterclaim or other deduction of any nature. The Agent may charge, when due and payable, the Borrowers' account with the Agent for all interest, principal, fees and other amounts owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient Availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrowers shall make any such payments upon demand. If after receipt of any payment of, or proceeds applied to, the payment of, all or any part of the Obligations the Agent or any Lender is for any reason required to surrender such payment or proceeds to any Person, because such payment is or such proceeds are invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or any other reason, then the Obligations or any part thereof intended to be satisfied shall be revived, reinstated and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be jointly and severally liable to pay to the Agent or such Lender, and do hereby indemnify the Agent and Lenders and hold them harmless for, the amount of such payment or such proceeds surrendered. The provisions of the preceding sentence shall survive the termination of this Agreement.

         SECTION 2.17 Letter of Credit Guaranty. (a) In order to assist the Borrowers in establishing or opening documentary letters of credit with the Letter of Credit Issuer, which shall not have expiration dates that exceed 180 days from the date of issuance thereof or that exceed 30 days prior to the Revolving Credit Termination Date (the "Letters of Credit") the Borrowers have requested that the Agent join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Agent's credit to that of the Borrowers, and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below. The Agent shall not be required to be the issuer of any Letter of Credit. The Borrowers will be, jointly and severally, the account party for any application for a Letter of Credit, which application shall be in the form as may from time to time be approved by the Letter of Credit Issuer and the Agent and which shall be duly completed in a manner reasonably acceptable to the Agent (such application, together with such other certificates, documents and other papers and information as the Letter of Credit Issuer or the Agent may reasonably request, collectively the "Letter of Credit Application"). The Letters of Credit shall be issued with respect to transactions occurring in the ordinary course of the business of the Borrowers.

         (b) Notwithstanding anything to the contrary contained herein, the Letter of Credit Usage shall not exceed $35,000,000 at any time, and no Letter of Credit Guaranty shall be issued hereunder if, after giving effect thereto, Availability would be less than zero.

         (c) The Agent shall have the right, without notice to the Borrowers, to charge the Borrowers' account with the Agent with the amount of any and all indebtedness, liabilities and obligations of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent or the Lenders under the Letter of Credit Guaranty or incurred by a Letter of Credit Issuer with respect to a Letter of Credit at the earlier of (A) payment by the Agent or the Lenders under the Letter of Credit Guaranty or (B) the occurrence of an Event of Default. Any amount so charged to the Borrowers' account with the Agent shall be deemed a Prime Rate Loan hereunder made by the Lenders to the Borrowers, funded by the Agent on behalf of the Lenders and subject to Section 2.05 and Section 2.09(c) of this Agreement and subject further to the requirement that the Borrowers immediately prepay outstanding Revolving Credit Loans so that the aggregate outstanding principal balance of the Loans will not exceed $75,000,000. Any charges, fees, commissions, costs and expenses charged to the Agent for the Borrowers' account by the Letter of Credit Issuer in connection with or arising out of Letters of Credit or transactions relating thereto will be charged to the Borrowers' account with the Agent in full when charged to or paid by the Agent and, when charged, shall be conclusive on the Borrowers absent manifest error. Each of the Lenders and the Borrowers agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.01 have been satisfied.

         (d) The Borrowers unconditionally indemnify the Agent and each Lender and hold the Agent and each Lender harmless from any and all loss, claim or liability (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Agent or any Lender arising from any transactions or occurrences relating to Letters of Credit, any drafts or acceptances thereunder, the collateral relating thereto, and all Obligations in respect thereof, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than to the extent that any such loss, claim or liability directly results from the gross negligence or willful misconduct of the Agent or any Lender, respectively, as determined by a final judgment of a court of competent jurisdiction. The Borrowers further agree to jointly and severally hold the Agent and each Lender harmless from any errors or omission, negligence, unlawful conduct or misconduct by the Letter of Credit Issuer. The Borrowers' unconditional, joint and several obligations to the Agent and each Lender with respect to the Letters of Credit hereunder shall not be modified or diminished for any reason or in any manner whatsoever. Each Borrower and each Guarantor agrees that any charges incurred by the Agent or the Letter of Credit Issuer for the Borrowers' account hereunder may be charged to the Borrowers' account with the Agent.

         (e) None of the Agent, the Lenders and the Letter of Credit Issuer shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or anyone else in connection with the collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrowers. Furthermore, without limiting any of the foregoing, neither the Agent nor the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by any Letter of Credit.

         (f) The Borrowers jointly and severally agree that any action taken by the Agent or any Lender, or any action taken by the Letter of Credit Issuer, under or in connection with the Letters of Credit, the drafts or acceptances, the guarantees or the collateral, shall be binding on the Borrowers and shall not put the Agent, or the Lenders in any resulting liability to the Borrowers. In furtherance of the foregoing, the Agent shall have the full right and authority to clear and resolve any questions of noncompliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances, all in the Agent's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Borrowers. Provided no Default or Event of Default has occurred and is continuing, the Agent shall use reasonable efforts to consult with the Borrowers before taking any action pursuant to this Section 2.17(f).

         (g) Without the Agent's express consent, the Borrowers jointly and severally agree: (x) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; not to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; and not to agree to any amendments, renewals, extensions, modification, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) after the occurrence of any Event of Default which is not cured within any applicable grace period, if any, or waived as provided under Section 11.08 hereof, not to (A) clear and resolve any questions of noncompliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

         (h) The Borrowers jointly and severally agree that any necessary and material import, export or other license or certificate for the import or handling of inventory will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of inventory or the financing thereof will have been promptly and fully complied with and any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished. In this connection, the Borrowers warrant and represent that all shipments made under any Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. As between the Borrowers, on the one hand, and the Agent, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrowers jointly and severally assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties or levies. As between the Borrowers, on the one hand, and the Agent, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision, where such inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted or paid, shall be solely the Borrowers' joint and several risk, liability and responsibility.

         (i) Upon any payments to the Letter of Credit Issuer under a Letter of Credit Guaranty, the Agent or the Lenders, as the case may be, shall, without prejudice to its or their respective rights under this Agreement (including that such unreimbursed amounts shall constitute Revolving Credit Loans hereunder in accordance with subsection (c) of this Section 2.17), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers in favor of the Letter of Credit Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and the Lenders and apply in all respects to the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

        (j) Schedule 2.17(j) annexed hereto contains a description of (i) all letters of credit outstanding on the Closing Date issued for the benefit of the Borrowers with respect to which The Chase Manhattan Bank is the Letter of Credit Issuer and (ii) the $200,000 standby letter of credit issued to support insurance premiums on the Borrowers' workers' compensation policy. Each such letter of credit, including any extension or renewal thereof, (collectively, the "Existing Letters of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement.

         SECTION 2.18 Participations in Letters of Credit. (a) Purchase of Participations. Immediately upon issuance by the Letter of Credit Issuer of any Letter of Credit pursuant to this Agreement, each Lender (other than the Agent) shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (which participation shall be without recourse to the Agent), equal to such Lender's pro rata (based upon its Revolving Credit Commitment) share of each such Letters of Credit, as well as with respect to Letters of Credit described in Section 2.17(j) in all obligations and rights of the Agent in such Letter of Credit (including, without limitation, all reimbursement obligations of the Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

         (b) Sharing of Payments. In the event that the Agent makes any payment in respect of the Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to the Agent, the Agent shall charge the Borrowers' account with the Agent in the amount of the reimbursement obligation, in accordance with
Section 2.17(c).

         (c) Obligations Irrevocable. The obligations of a Lender to make payments to the Agent for the account of the Agent with respect to a Letter of Credit Guarantee or the Letter of Credit Issuer with respect to a Letter of Credit (and of the Borrowers to reimburse the Lenders for such payments) shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                   (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between either Borrower or any other party and the beneficiary named in such Letter of Credit);

                   (iii) any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                   (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

                   (vi) any payment by the Letter of Credit Issuer under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                   (vii) the occurrence of any Default or Event of Default.

         SECTION 2.19 Request for Issuance. Either Borrower may from time to time, upon notice not later than 12:00 noon, New York City time, at least three Business Days in advance, request the Agent to assist the Borrowers in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. The Agent shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Required Lenders on the Business Day immediately preceding the proposed issuance date for such Letter of Credit that one or more of the conditions precedent in Section 5.01 will not have been satisfied on such date, and the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.01 have been satisfied.

         SECTION 2.20 Letter of Credit Fees. The Borrowers shall pay to the Agent (i) with respect to any Letter of Credit, a letter of credit fee equal to oneeighth of one percent (1/8 of 1%) of the face amount of each Letter of Credit requested and issued hereunder payable to the Agent at its Domestic Lending Office on the date of issuance of such Letter of Credit in immediately available funds, plus (ii) (x) with respect to documentary Letters of Credit, a monthly letter of credit fee equal to oneeighth of one percent (1/8 of 1%) of the average monthly face amount of all documentary Letters of Credit arranged for under or in connection with this Agreement and (y) with respect to standby Letters of Credit, a monthly letter of credit fee equal to one and three-quarters percent (1 3/4%) per annum of the average undrawn amount of all standby Letters of Credit arranged for under or in connection with this Agreement (plus, in each case, customary bank charges at the rate customarily made available to the Agent by the applicable Letter of Credit Issuers for letters of credit of similar amounts and terms), payable to the Agent at its Domestic Lending Office on the first Business Day of each month in arrears in immediately available funds. The Borrowers hereby authorize the Agent to, and the Agent may, from time to time, charge the Borrowers' account with the Agent, pursuant to Section 2.17(c) of this Agreement, with the amount of any letter of credit fees or charges due under this Section 2.20. The Agent shall disburse to each Lender such Lender's pro rata share of any payment of fees referred to in clauses (i) and (ii) above in immediately available funds within two (2) Business Days of the Agent's receipt of such payment.


III.     COLLATERAL SECURITY

         SECTION 3.01 Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Grantors shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral.

         SECTION 3.02 Filing and Recording. The Borrowers shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Grantors, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Grantors and file the same, and the Grantors hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any rerecording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

         SECTION 3.03 Confirmation of Security Interest. Each of the Borrowers and the Guarantors hereby ratifies and confirms the grant of a security interest in the Collateral contained in the Security Documents to which it is a party, which security interests shall continue in full force and effect without interruption.


IV.      REPRESENTATIONS AND WARRANTIES

         Each of the Borrowers jointly and severally represents and warrants to each of the Lenders that both before and after giving effect to the consummation of the Transactions:

         SECTION 4.01 Organization; Legal Existence. Each of the Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required (all such jurisdictions being listed in Schedule 4.01 annexed hereto). Each of the Borrowers and the Grantors has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and each Borrower has the corporate power to borrow hereunder and to execute and deliver the Notes.

         SECTION 4.02 Authorization. The execution, delivery and performance by each of the Loan Parties to this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrowers, the execution and delivery by the Borrowers of the Notes, the grant of security interests in the Collateral created by the Security Documents and the transactions contemplated to occur hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the bylaws of the Loan Parties, or their respective Subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Loan Parties, or their respective Subsidiaries, or (C) any provisions of any material indenture, agreement or other instrument to which the Loan Parties, or their respective Subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material indenture, agreement or other instrument referred to in (b)(i)(C) above or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for the benefit of the Lenders, as contemplated by this Agreement and the Security Documents) upon any property or assets of the Loan Parties, or their respective Subsidiaries.

         SECTION 4.03 Governmental Approvals. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents or filings required by law to be made with the Securities and Exchange Commission) with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

         SECTION 4.04 Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and, with respect to the Borrowers, each of the Notes when duly executed and delivered will constitute, a legal, valid and binding obligation of each of the Loan Parties enforceable in accordance with its terms.

         SECTION 4.05 Material Adverse Change. There has been no material adverse change in the business, assets, operations or financial condition of the Parent or any of its Subsidiaries since December 31, 1998.

         SECTION 4.06 Litigation; Compliance with Laws; etc. (a) Except as set forth in Schedule 4.06(a) annexed hereto (or as after the date hereof may be communicated in writing to the Agent), there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Borrower, threatened against or affecting the Parent or any of its Subsidiaries or the businesses, assets or rights of the Parent or any of its Subsidiaries (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, materially impair the ability of the Parent or any of its Subsidiaries to conduct business substantially as now conducted, or have a Material Adverse Effect.

         (b) Except as set forth in Schedule 4.06(b) annexed hereto, neither the Parent nor any of its Subsidiaries is in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, which would have a Material Adverse Effect.

         SECTION 4.07 Financial Statements. (a) The Borrowers have heretofore furnished to the Agent the Financial Statements required to be delivered pursuant to Section 6.05(a) and (b) of the Prior Credit Agreement.

         (b) The financial statements referred to in this Section 4.07 have been prepared in accordance with GAAP.

         SECTION 4.08 Federal Reserve Regulations. (a) Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof. If requested by any Lender, the Borrowers or any Subsidiary of any thereof shall furnish to such Lender a statement on Federal Reserve Form G-1 or U-1 referred to in said Regulation U.

         SECTION 4.09 Taxes. The Parent and each of its Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes,
(y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Parent or any of its Subsidiaries. The Parent and its Subsidiaries have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which the Parent or such Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Parent or such Subsidiary shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Parent or any of its Subsidiaries. Except as set forth in Schedule 4.09 annexed hereto (or as after the date hereof may be communicated in writing to the Agent), no Federal income tax returns of the Parent or any of its Subsidiaries are currently being audited by the United States Internal Revenue Service and neither the Parent nor any of its Subsidiaries has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return with respect to a tax return that as of the date hereof has not been filed. Neither the Parent nor any of its Subsidiaries are party to or have any obligation under any tax sharing agreement.

         SECTION 4.10 Employee Benefit Plans. With respect to the provisions of
ERISA:

         (i) No Reportable Event for which 30-day reporting is required has occurred or is continuing with respect to any Pension Plan.

         (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA which has not been corrected and which has had a Material Adverse Effect.

        (iii) Except as set forth on Schedule 4.10 annexed hereto, neither the Parent nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. Neither the Parent nor any ERISA Affiliate has (A) ceased operations at a facility so as to, become subject to the provisions of Section 4062(e) of ERISA,
(B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Parent, any Subsidiary of the Parent or any ERISA Affiliate made contributions,
(D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or
(E) been a party to any transaction or agreement under which the provisions of
Section 4204 of ERISA were applicable.

         (iv) Except as set forth in Schedule 4.10 annexed hereto, no notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

         (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

         (vi) With respect to each Pension Plan that is subject to the provisions of Title 1, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are not less than the present value of the greater of (i) accrued benefits (both vested and nonvested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001
(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date) by an amount which has a Material Adverse Effect on the Loan Parties and the ERISA Affiliates, taken as a whole. No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

         (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrowers or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title 1, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. Except as set forth on Schedule 4.10 annexed hereto, none of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasigovernmental agency.

         (viii) Except as set forth in Schedule 4.10 annexed hereto, all of the Plans comply currently, in all material respects, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Plans which is intended to be qualified under Section 401(a) of the Code has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c)(9) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(l) of ERISA) has been made by the Internal Revenue Service (except with respect to the Tax Reform Act of 1986 in which case a timely application for such favorable determination has been made), and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

         SECTION 4.11 No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Loan Parties to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.12 Investment Company Act; Public Utility Holding Company Act. Neither the Parent nor any of its Subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Parent nor any of its Subsidiaries is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 4.13 Security Interest. Each of the Security Documents creates and grants to the Agent, for the benefit of the Lenders, a legal, valid and perfected first and only (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

         SECTION 4.14 Use of Proceeds. The proceeds of the initial borrowing under the Commitments shall be used to repay in full all outstanding Obligations under and as defined in the Prior Credit Agreement and may be used to pay the costs, expenses and fees incurred in connection with the closing of the Transactions contemplated by this Agreement. All proceeds of each other borrowing under the Revolving Credit Commitment on and after the Closing Date shall be used to provide for working capital requirements of the Borrowers and as otherwise permitted by this Agreement.

         SECTION 4.15 Subsidiaries. As of the Closing Date, Schedule 4.15 annexed hereto sets forth each Subsidiary and Affiliate of DKA. The Parent (exclusive of its investment in the stock of DKA) has total assets with a fair market value of less than $100,000 and has a Tangible Net Worth greater than zero (exclusive of intercompany Indebtedness permitted pursuant to Section 7.06(g) herein). Christiansburg Garment Company, Incorporated is a nonoperating Subsidiary with total assets having a fair market value of less than $100,000 and a Tangible Net Worth greater than zero. H Squared Dispositions, Inc. (formerly known as MegaKnits, Inc.) is a non-operating subsidiary with total assets having a fair market value of less than $100,000 and a Tangible Net Worth greater than zero.

         SECTION 4.16 Title to Properties; Possession Under Leases; Trademarks.
(a) The Parent and each of its Subsidiaries has good and marketable title to, or valid leasehold interest in, all of its respective properties and assets (except to the extent permitted pursuant to Section 4.15 hereof) shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets (except to the extent permitted pursuant to Section 4.15 hereof) and properties acquired since the date of such balance sheet, except for such properties owned by a Subsidiary hereafter created with the consent of the Lenders (as to which such Subsidiary has good and marketable title to such properties), except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of any Borrower or any Subsidiary thereof to conduct its business as now conducted and (after the date hereof) except as permitted pursuant to Section 7.05 hereof. All such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof. All leasehold interests and premises owned by the Parent and its Subsidiaries are set forth on Schedule 4.16 hereto.

         (b) The Parent and each of its Subsidiaries has complied with all material obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

         (c) The Parent and each of its respective Subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Borrower and such Subsidiary. No Borrower or Subsidiary thereof is, to their knowledge, infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any Borrower or any Subsidiary thereof, threatened, against any Borrower or any Subsidiary thereof with respect to any of the rights or property referred to in this Section 4.16(c), except as after the date hereof, may be communicated in writing to the Agent.

         SECTION 4.17 Solvency. (a) The fair salable value of the assets of each Borrower and its Consolidated Subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of such Borrower and its Consolidated Subsidiaries, as they become absolute and mature.

         (b) The assets of each Borrower and its Consolidated Subsidiaries do not constitute unreasonably small capital for such Borrower and its Consolidated Subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of such Borrower and its Consolidated Subsidiaries, taking into account the particular capital requirements of the business conducted by such Borrower and its Consolidated Subsidiaries and projected capital requirements and capital availability thereof.

         (c) No Borrower or any Subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and such Subsidiary, and of amounts to be payable on or in respect of debt of such Borrower and such Subsidiary).

         (d) No Borrower or any Subsidiary thereof believes that final judgments against it in actions for money damages presently pending (other than the Class Action which Borrowers fully expect to settle) will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of such Borrower and its Consolidated Subsidiaries, after taking into account all other anticipated uses of the cash of such Borrower and its Consolidated Subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

         SECTION 4.18 Permits, etc. The Parent and each of its Subsidiaries possess all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly its business, each such Permit is and will be in full force and effect, the Parent and each Subsidiary is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

         SECTION 4.19 Compliance with Environmental Laws. Except as disclosed in
Schedule 4.19 hereto (or as after the date hereof may be communicated in writing to the Agent): (i) the operations of the Parent and its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) the Parent and its Subsidiaries and all of their present facilities or operations, as well as to the knowledge of the Parent and its Subsidiaries their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Parent and its Subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment; (iv) neither the Parent nor any of its Subsidiaries nor any predecessor of the Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of the Borrowers, neither the Parent nor any of its Subsidiaries has any contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of the Parent nor any of its Subsidiaries involve the generation, transportation, treatment or disposal of Hazardous Materials; (vii) neither the Parent nor any of its Subsidiaries have disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Borrowers neither has any lessee, prior owner, or other person; (viii) no underground storage tanks (except heating oil tanks) or surface impoundments are on any property of the Parent and its Subsidiaries; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Parent and its Subsidiaries.

         SECTION 4.20 No Change in Credit Criteria or Collection Policies. There has been no material change in credit criteria or collection policies concerning account receivables of the Borrowers since November 13, 1998.

         SECTION 4.21 Intentionally Omitted.

         SECTION 4.22 Inventory. All Eligible Inventory is of good and merchantable quality, free from defects, and is not obsolete or slowmoving. All Eligible Inventory and Eligible Work-In-Process Inventory is located only at the locations identified on Schedule I to the Security Agreement. The Borrowers keep accurate records of their inventories and the costs thereof.

         SECTION 4.23 Year 2000. In regard to each material operating computer system, and each material hardware and software computer piece of equipment which is owned, leased or licensed and used by Borrowers in connection with the operation of Borrowers' business, Borrowers are taking appropriate action designed to ensure that such computer systems and equipment will be able to accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and will be able to accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000, except where the inability to do so would not have a Material Adverse Effect.

V.       CONDITIONS OF CREDIT EVENTS

         The obligation of each Lender to make Loans and extend other credit accommodations hereunder shall be subject to the following conditions precedent:

         SECTION 5.01 All Credit Events. On each date on which a Credit Event is to occur:

                   (a) The Agent shall have received a Notice of Borrowing or request to assist in the issuance of a Letter of Credit as required by
         Section 2.03 or 2.19 hereof.

                   (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

                   (c) Each Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

                   (d) Each borrowing and request to assist in the issuance of a Letter of Credit shall be deemed a recertification by each Borrower as to its compliance with (b) and (c) above and a certification that after giving effect to each Revolving Credit Loan and each Letter of Credit, Availability is zero or greater.

         SECTION 5.02 First Borrowing. The obligations of the Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

                   (a) The Lenders shall have received the favorable written opinion of counsel for the Borrowers and each of the Guarantors and Grantors, substantially in the form of Exhibit C hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

                   (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrowers, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date;
         (ii) a certificate of the Secretary of each Borrower, Grantor and Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's Bylaws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

                   (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01 hereof and the conditions set forth in this Section 5.02.

                   (d) The Lenders and the Agent shall have received and/or determined to be in form and substance satisfactory to them:

                             (i) the compliance by the Borrowers with Section
                   6.03 hereof;

                             (ii) the financial statements described in Section
                   4.07 hereof;

                             (iii) the Transactions are in compliance with all
                   applicable laws and regulations (including, without limitation, all applicable environmental regulations);

                             (iv) payment of all fees owed to the Agent and the
                   Lenders by the Borrowers under this Agreement or otherwise;

                             (v) an Information Certificate in the form
                   furnished by the Agent to the Borrowers duly completed and executed by each of the Borrowers and the Guarantors;

                             (vi) no material adverse change shall have occurred
                   in the business, assets, operations or financial condition of the Parent and its Subsidiaries since the date of CIT's last field examination prior to the Closing Date; and

                             (vii) there are no actions, suits or proceedings at
                   law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Parent or any of its Subsidiaries or any of their respective businesses, assets or rights which involve any of the Transactions.

                   (e) The Agent shall have received current appraisals of Borrowers' inventory and trademarks conducted by an independent appraiser acceptable to the Agent, and in form, scope and methodology satisfactory to the Agent.

                   (f) The Agent shall have received from the Borrowers the most recent environmental audits or reports available with respect to the Borrowers' owned real property.

                   (g) The Agent shall have received each of the Mortgages, in form and substance satisfactory to Agent, together with all documents reasonably requested to be delivered to Agent in connection therewith.

                   (h) The Agent shall have received, in form and substance satisfactory to the Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including, without limitation, (i) acknowledgments by lessors, mortgagees and warehousemen of the Agent's security interests in the Collateral, waivers by such persons of any security interest, liens or other claims by such persons to the Collateral, and agreements permitting the Agent access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral, and (ii) acknowledgments by processors and consignees at any time in possession of Collateral of the Agent's security interests and liens therein, waivers by such persons of any security interests, liens or other claims by such persons in and to the Collateral, and agreements by such persons to follow the Agent's directions with respect to the release and delivery of any Collateral at any time in their possession.

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

                   (i) The Agent shall have received, in form and substance satisfactory to Agent and its counsel, title insurance policies or, if feasible, endorsements to the existing title insurance policies issued to The Chase Manhattan Bank pursuant to the Prior Credit Agreement (i) insuring the priority, amount and sufficiency of the Mortgages, in each case as modified as required by the terms hereof, in favor of the Agent, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any endorsements, assurances or affirmative coverage reasonably requested by the Agent for protection of its interests.

                   (j) The Agent shall have received evidence, in form and substance reasonably satisfactory to the Agent, that the Agent has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Guarantor in respect thereof, subject only to the security interests and liens permitted herein or in the other Loan Documents.

                   (k) The Agent shall have completed a field review of the books and records and such other information with respect to the Collateral as the Agent may require to determine the Availability including, without limitation, current agings of receivables, current perpetual inventory records and/or roll-forwards of accounts and inventory through the Closing Date, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable the Agent to accurately identify and verify the Collateral, the results of which shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof.

                   (l) The Agent shall have received, in form and substance satisfactory to the Agent, an agreement from each of the Borrowers assigning to the Agent, for the ratable benefit of the Lenders, as collateral security for the Obligations, all sums of money now due or which may hereinafter become due to such Borrower under its Factoring Agreement ("Assignment of Factoring Credit Balances").

                   (m) Agent shall have received, in form and substance satisfactory to Agent, all of the other Loan Documents required to be delivered to Agent and Lenders and to further evidence or secure the Obligations or otherwise effectuate the purpose and intent of this Agreement in accordance with the terms of this Agreement or the other Loan Documents as a condition precedent to the Agent making the Loans and providing the Letters of Credit.

                   (n) The Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as the Agent may request to evidence and effectuate full and complete satisfaction of all Indebtedness and other liabilities and obligations of the Borrowers and Guarantors to the Lenders under and as defined in the Prior Credit Agreement and the termination and release by the Agent, as defined in the Prior Credit Agreement, of any security interest in and lien upon any assets and properties of Borrowers and Guarantors, duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by such Agent, as secured party, against the Borrowers or any Guarantor, as debtor and (ii) satisfactions or discharges of any mortgages, deeds of trust or deeds to secure debt by Borrowers in favor of such Agent, in form acceptable for recording in the appropriate governmental office.

                   (o) The amount of Availability as of the Closing Date shall not be less than ($10,000,000).

                   (p) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

                   (q) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.

VI.      AFFIRMATIVE COVENANTS

         Each of the Borrowers and the Parent covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and will cause each of its Subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

         SECTION 6.01 Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

         SECTION 6.02 Businesses and Properties. At all times, (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, Permits, franchises, patents, copyrights, trademarks and trade names and (ii) use its best efforts, to do or cause to be done all things necessary to preserve, renew and keep in full force and effect, the licenses, in each case which are material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 6.03 Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire, product liability, business interruption and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the property of the Borrowers against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral, and provided, further, that at all times the Borrowers shall keep in full force and effect the directors and officers liability insurance presently being maintained, and in the amounts presently being maintained, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Borrower or any of its Subsidiaries, in such amount as the Agent shall reasonably deem necessary,
(d) maintain in full force and effect product liability insurance against claims for personal injury and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property and real property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable in accordance with Section 2.09(e)(i) and all insurance covering liability of any Borrower or any Subsidiary thereof shall provide that the Agent is an additional insured thereunder, and all such insurance shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

         SECTION 6.04 Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any part thereof, unless being diligently contested in good faith by appropriate proceedings and for which, if aggregating $100,000 or more, adequate reserves have been established in accordance with Section 7.01(c).

         SECTION 6.05 Financial Statements, Reports, etc. Furnish to the Agent, with copies for each of the Lenders:

                   (a) within 90 days after the end of each Fiscal Year, (i) a Consolidated and consolidating balance sheet and income statement showing the financial condition of the Parent and it Subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated and consolidating statement of shareholders' equity and a Consolidated and consolidating statement of cash flow, as of the close of such Fiscal Year, all of the foregoing Consolidated (but not consolidating) financial statements to be audited by independent public accountants acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board) and to be in form and substance acceptable to the Agent (the foregoing consolidating financial statements to be prepared and certified by the Financial Officer of the Parent as presenting fairly the financial condition and results of operations of the Parent and its Subsidiaries and as having been prepared in accordance with GAAP);

                   (b) within 45 days after the end of each of the first three fiscal quarters, (i) an unaudited Consolidated and consolidating balance sheet and income statement showing the financial condition and results of operations of the Parent and its Subsidiaries as of the end of each such quarter and (ii) a Consolidated statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately proceeding Fiscal Year and ending with the last day of such fiscal quarter and prepared and certified by the Financial Officer of the Parent as presenting fairly the financial condition and results of operations of the Parent and its Subsidiaries and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments;

                   (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Parent or any Subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

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

                   (d) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (which certificate furnished by the independent public accountants referred to in paragraph (a) above may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.10, 7.11, and 7.12) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; provided, however, that any certificate delivered concurrently with (a) and (b) above shall be signed by the Financial Officer of the Parent;

                   (e) concurrently with any delivery under (a) above, if prepared, a management letter by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Parent and its Subsidiaries;

                   (f) within twenty days of the end of each fiscal month, a certificate executed by the Financial Officers of the Borrowers demonstrating that as at the end of such fiscal month Availability was zero or greater;

                   (g) at least 30 days prior to the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to capital expenditures) for the Parent and its Subsidiaries for such Fiscal Year (including monthly balance sheets and statements of income) prepared by management and in form, substance and detail (including, without limitation, principal assumptions) reasonably satisfactory to the Agent (such projections to be updated by the Borrowers on a quarterly basis thereafter);

                   (h) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies (except tax returns) and/or its shareholders;

                   (i) the following information, documents or instruments no later than the dates indicated without the benefit of any grace period provided for in subparagraph (d) of Article VIII hereof.

                             (i) Weekly, no later than the second Business Day
                   of each week, an aging schedule of Receivables and a certificate executed by the Financial Officer of the Borrowers calculating the Borrowing Base and demonstrating compliance with the Availability requirement;

                             (ii) Monthly, no later than the second Business Day
                   of the first full week of each month, an inventory confirmation certificate ("Inventory Confirmation"), which shall be in the form of Exhibit I hereto and which shall be in substance acceptable to the Agent, executed by a Responsible Officer of the Borrowers, detailing the locations of the inventory, the value of such inventory by type at each location and by division and the total value of such inventory;

                             (iii) Weekly, no later than the second Business Day
                   of each week, a certificate executed by a Responsible Officer of the Borrowers, detailing the total value of the inventory, the value of the inventory designated as "excess inventory" and the value of the inventory not designated as "excess inventory";

                             (iv) In addition to the foregoing, such other
                   information (including, without limitation, tax returns) regarding the operations, business affairs and financial condition of the Parent and its Subsidiaries as the Agent or any Lender may reasonably request; and

                             (v) Daily, if and when the Factoring Agreements
                   have been terminated, a written report of all sales made by the Borrowers and a confirmatory assignment to the Agent of the accounts created thereby in the form provided by Borrowers to CIT under the Factoring Agreements.

         SECTION 6.06 Litigation and Other Notices. Give the Agent prompt written notice of the following:

                   (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                   (b) the filing or commencement of any action, suit or proceeding against the Parent or any of its Subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of one or more of the Parent or any Subsidiary in an aggregate amount of $250,000 or more, not reimbursable by insurance, or (B) materially impair the right of the Parent or any Subsidiary to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

                   (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                   (d) any development in the business or affairs of the Parent or any of its Subsidiaries which has had or which is likely, in the reasonable judgment of any Responsible Officer of any Borrower, to have, a Material Adverse Effect.

         SECTION 6.07 ERISA. (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Borrowers nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

         (b) Deliver to the Agent and the Agent, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, subject to a 30-day reporting requirement, (ii) any Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (v) the receipt by any Borrower or any ERISA Affiliate of an assessment of withdrawal liability under
Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vi) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (vii) any Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (vi) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which such Borrower or such ERISA Affiliate proposes to take with respect thereto.

         SECTION 6.08 Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at reasonable times and as often as any Lender may request, permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of the Parent, Borrowers and their Subsidiaries and to make extracts from such financial records at such Lenders expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of the Parent, Borrowers and their Subsidiaries with the appropriate Financial Officer and such other officers as the Parent, Borrowers shall deem appropriate and the Borrowers' independent public accountants, as applicable. The Agent shall have the right to audit, up to one time per fiscal quarter (or as often as it may request, upon the occurrence and during the continuance of an Event of Default), the existence and condition of the accounts receivable, inventory, accounts payable, books and records of the Parent, Borrowers and their Subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents. The Borrowers shall pay to the Agent for its own account an audit fee for each such audit equal to $750 per day per auditor in the field and in the office, plus travel, hotel and all other out-of-pocket expenses.

         SECTION 6.09 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 4.14 hereof.

         SECTION 6.10 Fiscal Year-End. Cause its Fiscal Year end to remain unchanged.

         SECTION 6.11 Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

         SECTION 6.12 Additional Grantors and Guarantors. Prior to the occurrence thereof, inform the Agent of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect Subsidiary not in existence on

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the date hereof to enter into a Guarantee in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause each such Subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement.

         SECTION 6.13 Environmental Laws. (a) Comply, and cause each of their Subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep their properties and the properties of their Subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Borrowers shall not cause or suffer or permit, and shall not suffer or permit any of their Subsidiaries to cause or suffer or permit, the property of the Borrowers or their Subsidiaries to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Borrowers and disclosed in Schedule 6.13 hereto, or (after the date hereof) notified to the Agent, in writing, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in compliance with Environmental Law.

         (b) Supply to the Agent copies of all submissions by the Borrowers or any of their Subsidiaries to any governmental body with respect to Environmental Laws and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Borrowers or any of their Subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Borrowers or any of their Subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. The Borrowers shall also permit and authorize, and shall cause their Subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

         (c) Promptly (and in no event more than ten Business Days after the Borrowers become aware or are otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

                   (i) any Borrower, any Subsidiary of any Borrower, or any tenant or other occupant of any property of such Borrower or such Subsidiary receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

                   (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by any Borrower or any Subsidiary of any Borrower, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

                   (iii) any Borrower or any Subsidiary of any Borrower is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

                   (iv) any part of the properties owned, operated, leased or occupied by any Borrower or any Subsidiary of any Borrower is or may be subject to a Lien under any Environmental Law; or

                   (v) any Borrower or any Subsidiary of any Borrower undertakes any Remedial Work with respect to any Hazardous Materials.

         (d) Timely undertake and complete any Remedial Work required by any Environmental Law.

         (e) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, each Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its Subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by any Borrower or any Subsidiary of any Borrower is located provide that a Lien upon such property of such Borrower or such Subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, no later than ninety days after notice is given by the Agent to such Borrower or such Subsidiary, such Borrower or such Subsidiary shall deliver to the Agent a report issued by a qualified third party engineer certifying as to the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of the Borrowers hereunder.

         (f) In the event that any Remedial Work is required to be performed by any Borrower or any Subsidiary of any Borrower under any applicable Environmental Law, any judicial order, or by any governmental entity, such Borrower or such Subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.

         SECTION 6.14 Pay Obligations to Lenders and Perform Other Covenants.
(a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article 11 hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

         SECTION 6.15 Inventory Appraisals. The Borrowers shall, at their expense, at any time or times as the Agent or the Required Lenders may request, deliver, or cause to be delivered, to the Agent and the Lenders written reports or appraisals of Borrowers' inventory in form, scope and methodology, and by an appraiser acceptable to the Agent. Such reports or appraisals shall list all items and categories thereof, describing the condition of same and setting forth the lower of cost (calculated on a first-in-first-out basis) or fair market value, in such form as is satisfactory to the Agent.

         SECTION 6.16 Intentionally Omitted.


VII.     NEGATIVE COVENANTS

         Each of the Borrowers and the Parent covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and will not cause or permit any of its Subsidiaries and, in the case of Section 7.18 hereof, any ERISA Affiliate to, either directly or indirectly:

         SECTION 7.01 Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect Subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

                   (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, oldage pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

                   (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than thirty days or which are being contested in good faith by appropriate proceedings as to which any Borrower or any of its Subsidiaries, as the case may be, shall, to the extent required by GAAP, have set aside on its books adequate reserves;

                   (c) A Lien or Liens arising from unpaid federal, state or local taxes (x) which are being contested in good faith by appropriate proceedings and (y) for which if aggregating $250,000 or more adequate reserves have been established in amounts not less than the amounts secured by such Liens (or such lesser amounts as may be consented to by the Agent); provided, however, that the Borrowers shall pay any such Lien immediately upon the commencement of any action or proceeding to foreclose on any property covered by such Lien unless such action has been stayed or a surety bond, in form, substance and amount reasonably satisfactory to the Agent has been delivered to the Agent;

                   (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                   (e) Liens upon any equipment acquired through the purchase or lease by any Borrower or any of its Subsidiaries which are created or incurred contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment (but no other amounts and not in excess of the purchase price or lease payments); provided, however, that any such Lien shall not apply to any other property of the Borrowers or any of their Subsidiaries; and provided, further, that after giving effect to such purchase or lease, compliance is maintained with Section 7.07 hereof;

                   (f) Liens existing on the date of this Agreement and set forth in Schedule 7.01 annexed hereto but not the extension, renewal or refunding of the Indebtedness secured thereby;

                   (g) Liens created in favor of the Agent for the benefit of the Lenders; or

                   (h) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; or

                   (i) Liens securing computer equipment not to exceed $500,000; or

                   (j) Liens securing payments under non-real estate operating leases (for items such as automobiles and copiers) in an aggregate amount not to exceed $2,000,000.

         SECTION 7.02 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby any Borrower or any of its Subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 7.03 Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under
Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the extension, renewal or refunding thereof, (iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) purchase money Indebtedness not to exceed $500,000 with respect to computer equipment, (viii) Subordinated Indebtedness not to exceed $2,000,000 at any time outstanding, (ix) Guarantees by one Borrower of another Borrower's Indebtedness to trade creditors (incurred in the ordinary course of such Borrower's business) pursuant to agreements in form and substance satisfactory to the Lenders, (x) Guarantees by a Borrower or a Guarantor of a Borrower's factoring arrangements pursuant to agreements in form and substance satisfactory to the Lenders and (xi) guarantees by DKA and BIC of each other's normal trade liabilities pursuant to guarantees in form and substance satisfactory to the Lenders.

         SECTION 7.04 Dividends, Distributions and Payments. Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, except that, provided that (x) Borrowers have Availability after giving affect to any such redemption, an amount satisfactory to the Agent in its sole judgment and consistent with the Borrowers' Borrowing Plan dated February 25, 1999 (the "Borrowing Plan") previously delivered to CIT, and (y) no Default or Event of Default shall have occurred and be continuing, Parent may redeem its common stock for appropriate consideration not to exceed $500,000.

         SECTION 7.05 Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired), or sell any of its inventory other than in the normal course of business, or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person, except as set forth on Schedule 7.05 annexed hereto.

         SECTION 7.06 Investments. Own, purchase or acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

                   (a) loans and advances to Affiliates (other than the Parent and other than the Subsidiaries listed on Schedule 7.06 annexed hereto) arising in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding;

                   (b) loans and advances to the Parent in the ordinary course of business (i) to pay taxes which are currently due and payable, (ii) to pay litigation costs and (iii) to fund payroll and overhead expenses (but not in excess of $500,000) up to an aggregate amount of $5,000,000 in any Fiscal Year;

                   (c) investments in the stock of any Subsidiary existing on the Closing Date, but not any additional investments therein;

                   (d) as set forth on Schedule 7.06 annexed hereto; and

         SECTION 7.07 Capital Expenditures. Permit the aggregate amount of payments made for capital expenditures, including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof for the Parent and its Subsidiaries on a consolidated basis to exceed $2,000,000 in any Fiscal Year.

         SECTION 7.08 Subsidiaries. Neither Parent nor either Borrower shall form or acquire, or permit any Subsidiary to form or acquire, any Subsidiary without the prior written consent of the Agent. In the event the Agent so consents, promptly upon such formation or acquisition, (a) such Subsidiary shall be subject to the terms of this Agreement and bound by the terms and conditions hereof applicable to the Subsidiaries of the Borrowers; (b) Borrowers shall cause any such Subsidiary to execute and deliver to the Agent, in form and substance satisfactory to the Agent and its counsel: (i) an agreement pursuant to which such Subsidiary shall assume, adopt and modify all obligations, terms and provisions under this Agreement that are applicable to it as a Guarantor,
(ii) an absolute and unconditional Guarantee containing terms substantially similar to those Guarantor's Guarantees entered into by the existing Subsidiaries of the Borrower in favor of the Agent and the Lenders as of the date hereof, (ii) a security agreement in the form of Exhibit D-2 granting to Agent for itself and the ratable benefit of the Lenders a first security interest and lien (except as otherwise consented to in writing by the Agent) upon all of the assets of such Subsidiary, (iii) related Uniform Commercial Code Financing Statements, and (iv) such other agreements, documents and instruments as the Agent may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to the Agent and the Lenders.

         SECTION 7.09 Intentionally Omitted.

         SECTION 7.10 Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Parent and its Subsidiaries on a Consolidated basis for each four consecutive fiscal quarter period ending on the last day of each of the fiscal quarters set forth below to be less than the ratio set forth below opposite such fiscal quarter:

         Quarterly Period Ending             Minimum Interest Coverage Ratio
         -----------------------             -------------------------------

            September 30, 1999                         .50 to 1.00

             December 31, 1999                         1.50 to 1.00


         SECTION 7.11 EBITDA. Permit EBITDA of the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis for each four consecutive fiscal quarter period ending on the last day of each of the fiscal quarters set forth below to be less than the amount set forth below opposite such fiscal quarter:

         Quarterly Period Ending                           EBITDA
         -----------------------                           ------

            September 30, 1999                           $2,450,000

             December 31, 1999                            5,700,000

         SECTION 7.12 Net Worth. Permit the net worth of the Parent and its Subsidiaries (in each case computed and calculated in accordance with GAAP) on a Consolidated basis as of the end of each fiscal quarter set forth to be less than the amount set forth below opposite such fiscal quarter:

         Quarterly Period Ending                          Net Worth
         -----------------------                          ---------

            September 30, 1999                           $15,500,000

             December 31, 1999                            16,500,000

         SECTION 7.13 Business. Alter the nature of its business as operated on the date of this Agreement in any material respect.

         SECTION 7.14 Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business, (ii) the sale of any such accounts to CIT, or (iii) as set forth on Schedule 7.14 annexed hereto.

         SECTION 7.15 Use of Proceeds. Permit the proceeds of any Loan to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than those set forth in Section 4.14 hereof.

         SECTION 7.16 ERISA. (a) Engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

         (b) Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

         (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

         SECTION 7.17 Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP or any taxing authority.

         SECTION 7.18 Prepayment, Retirement or Modification of Indebtedness; Modification of Certain Documents. (a) Directly or indirectly prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than (i) Indebtedness incurred hereunder and
(ii) Indebtedness to the former stockholders of Beldoch Industries Corporation in the aggregate principal amount of $880,000, together with interest thereon at the rate of 8% per annum from February 1, 1999, to be paid in full without renewal or extension on June 30, 1999.

         (b) Modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness.

         (c) Modify, amend or alter their certificates or articles of incorporation or preferred stock/certificates of designations.

         SECTION 7.19 Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of the Borrower, except at prices and on terms not less favorable to it than that which would have been obtained in an arm'slength transaction with a nonaffiliated third party.

         SECTION 7.20 Negative Pledges, Etc. Enter into any agreement (other than this Agreement or any other Loan Document) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

         SECTION 7.21 Application of Tax Attributes. Apply the excess of any amount paid to satisfy Federal, state, local or foreign tax liability of the Parent and its Subsidiaries for a particular period over the actual tax liability of such Persons for such period (including, without limitation, amounts any such Person is entitled to receive as a refund) to offset the tax liability of such Persons for any other taxable period (it being understood that neither the Borrowers nor the Parent nor any Subsidiary thereof shall elect to receive any tax refunds in a form other than cash).

VIII.    EVENTS OF DEFAULT

         In case of the happening of any of the following events (herein called "Events of Default"):

                   (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

                   (b) default shall be made in the payment of any principal of any Note or of any reimbursement obligation with respect to any Letter of Credit or Letter of Credit Guaranties when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                   (c) failure to pay any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit or Letter of Credit Guaranties, or any other Loan Document or in connection with any other Credit Event or the Transactions when and as the same shall become due and payable and such default shall continue for a period of five days;

                   (d) failure to duly observe or perform any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of this Agreement, any of the Notes, any of the Security Document or any other Loan Document and in the case of a default under Sections 6.05, 6.06(a) and (b), 6.07, 6.11 and 6.13 such default shall continue for a period of 15 days and in the case of a default under Section 6.02 such default shall continue for a period of 30 days;

                   (e) any Loan Party (i) voluntarily commences any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consents to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) applies for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, (vi) becomes unable, admits in writing its inability or fail generally to pay its debts as they become due or (vii) takes corporate action for the purpose of effecting any of the foregoing;

                   (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party, or (iii) the windingup or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 45 days;

                   (g) default shall be made with respect to any Indebtedness or obligations under a capitalized lease of any Loan Party (excluding Indebtedness outstanding hereunder) in an aggregate amount exceeding $100,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

                   (h) (i) a Reportable Event, the 30day reporting requirement for which has not been waived, shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the reasonable judgment of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC,
         (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of
         Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through
         (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any

         ERISA Affiliate to any taxes, penalties or other liabilities which, in the reasonable judgment of the Agent, could have a Material Adverse Effect on the financial condition of any Loan Party or any ERISA Affiliate;

                   (i) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any withdrawal liability which has a Material Adverse Effect on any Loan Party or any ERISA Affiliate to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

                   (j) (x) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $325,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty, or (y) Borrowers' directors and officers liability insurance carriers at any time for any reason shall either
         (A) deny liability to pay or (B) fail to pay, in each case, any judgment, award or settlement amount arising from or in connection with the shareholders' litigation pending against the Borrowers and certain Affiliates;

                   (k) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

                   (l) a Change of Control shall occur; or

                   (m) a Lien or Liens aggregating $100,000 or more arising from unpaid federal, state or local taxes shall be filed against any Borrower's or the Parent's properties or assets unless such Lien or Liens is (are) being contested in good faith by appropriate proceedings and unless adequate reserves have been established in amounts not less than the amounts secured by such Liens (or such lesser amounts as may be consented to by the Agent); or

                   (n) Harvey Appelle shall cease to be the Chairman of the Parent, unless a replacement reasonably satisfactory to the Required Lenders is found within 180 days; or

                   (o) either of the Factoring Agreements terminate prior to April 30, 2000; or

                   (p) an "Event of Default" under and as defined in either of the Factoring Agreement shall have occurred and is continuing under either of the Factoring Agreements;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) demand that the Borrowers provide to the Lenders, and the Borrowers upon such demand agree to provide, cash collateral in an amount equal to the aggregate Letter of Credit Usage then existing, such cash collateral to be deposited in a special cash collateral account to be held by the Agent for the benefit of the Lenders; and (iii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment and the obligations of the Lenders to issue or participate in Letter of Credit Guaranties hereunder shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.

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

IX.      AGENT

         In order to expedite the transactions contemplated by this Agreement, The CIT Group/Commercial Services, Inc. is hereby appointed to act as sole and exclusive Agent on behalf of the Lenders and no Lender shall exercise any of the rights or authority delegated to required of the Agent hereunder, or any powers as are reasonably incidental thereto. Each of the Lenders and each subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Each of the Lenders and each subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) other than to the extent that such action or omission directly results in a loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents, as determined by a final judgment of a court of competent jurisdiction.

         The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received. The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by the Agent and (b) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

         In the event that (a) any Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit or Letter of Credit Guaranty, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Lenders, and the Agent (upon the occurrence and continuance of an Event of Default) shall take such action with respect to such Default or Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrowers and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party (including, without limitation, factoring arrangements), and engage in other transactions with the Borrowers, as though it were not Agent of the Lenders hereunder.

         The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents (other than the Factoring Agreements) and shall promptly forward a copy thereof to each Lender.

         Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith.

         The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

         The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrowers.

         With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its respective affiliates may lend money to and generally engage in any kind of business (including, without limitation, factoring arrangements) with the Borrowers or other affiliate thereof as if it were not the Agent.

         Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys fees and disbursements) which may be imposed on, incurred by or asserted against it in its capacity as the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements directly resulted from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents, as determined by a final judgment of a court of competent jurisdiction.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor financial institution, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders.

         Notwithstanding anything to the contrary set forth in this Article IX, the Lenders (other than CIT) have no rights under or interest in the Factoring Agreements (other than in the proceeds thereof) and the agency relationship provided for herein is of no force and effect insofar as the Factoring Agreements are concerned.

X.       MANAGEMENT,  ADMINISTRATION, COLLECTION AND STATUS OF
         RECEIVABLES AND OTHER COLLATERAL

         SECTION 10.01 Collection of Receivables; Management of Collateral. (a) The Borrowers shall continue the existing arrangements whereby remittances on Receivables are made directly to one or more lockboxes designated by CIT pursuant to the terms of the Factoring Agreements, which lock box arrangements shall remain in effect notwithstanding termination of either or both of the Factoring Agreements until the Total Commitments have been terminated and all Obligations have been paid in full. If and when the Factoring Agreements are terminated, then and thereafter all remittances and payments that are deposited in accordance with the foregoing will, after two Business Days (or three Business Days in the case of deposits that are made after 1:00 p.m. (New York City time)), be applied by the Agent to reduce the outstanding balance of the Revolving Credit Loans, subject to final collection in cash of the item deposited.

         Subject to CIT's rights under the Factoring Agreements, upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto.

         (b) In addition to, and not in limitation of the provisions contained in Section 10.01(a) hereof, the Borrowers shall, at their expense, if requested by Agent from time to time, direct that Collateral or proceeds thereof (i) be payable to a lock box or post office box designated by Agent and under its control and/or deposited into an account maintained in Agent's name and under its control and in connection therewith shall execute such lock box and other agreements as Agent in its discretion shall specify, and/or (ii) be remitted to blocked accounts ("Blocked Accounts") with such banks as are acceptable to Agent. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent and Lenders according to their interests hereunder, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent, shall be the property of Agent and Lenders according to their interests hereunder.

         (c) (i) In addition to, and not in limitation of CIT's rights and remedies under the Factoring Agreements, each of the Borrowers hereby constitutes the Agent or the Agent's designee as such Borrower's attorney-in-fact with power to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; to sign such Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; to send verifications of Receivables; upon the occurrence of an Event of Default, to notify the Postal Service authorities to change the address for delivery of mail addressed to such Borrower to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

         (ii) The Agent, without notice to or consent of the Borrowers, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of any of the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and nonpayment of any instrument so endorsed.

         (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume any of the Borrowers' obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrowers of any of the terms and conditions thereof.

         (d) If any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge the Borrowers' account therefor. The Borrowers shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from any Borrower by reason of the sale and delivery creating such Receivables.

         SECTION 10.02 Collateral Custodian. Upon the occurrence and continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers hereby agree to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.

         SECTION 10.03 Borrowers' Loan Account. The Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of Credit, other Obligations and the Collateral, (b) all payments made by or on behalf of the Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with the Agent's customary practices as in effect from time to time. All Collateral or other collateral security held by or granted to the Agent or the Lenders by the Borrowers or any third persons shall be security for the payment and performance of any and all Obligations of the Borrowers to the Agent and Lenders (including, but not limited to, the Loans), notwithstanding the maintenance of separate accounts for the Borrowers or third persons or the existence of the Term Notes, the Revolving Credit Notes or any other notes.

         SECTION 10.04 Statements. The Agent shall render to the Borrowers each month a statement setting forth the balance in Borrowers' loan account(s) maintained by the Agent for the Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by the Borrowers and conclusively binding upon the Borrowers as an account stated except to the extent that Agent receives a written notice from the Borrowers of any specific exceptions of the Borrowers thereto within sixty (60) days after the date such statement has been mailed by the Agent. Until such time as the Agent shall have rendered to the Borrowers a written statement as provided above, the balance in the Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing by the Borrowers to the Agent and the Lenders.


XI.      MISCELLANEOUS

         SECTION 11.01 Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

                   (a) if to all or any of the Borrowers, Guarantors, or Grantors, at 1411 Broadway, 10th Floor, New York, New York 10018,
         Attention: Beverly Eichel, Executive Vice President, Chief Financial Officer;

                   (b) if to the Agent, at The CIT Group/Commercial Services, Inc., 1211 Avenue of the Americas, New York, New York 10036, Attention:
         Jeffrey Heller, Vice President; and

                   (d) if to any Lender, at the address set forth below its name in Schedule 2.01 annexed hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or seven days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

         SECTION 11.02 Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower or any other Loan Party thereof herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

         SECTION 11.03 Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any Guarantor, any Grantor, any ERISA Affiliate, any Subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrowers specifically confirm that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. No Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

         (b) Each Lender, without the consent of the Borrowers, but with notice to the Borrowers, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment or Term Loan Commitment) and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment and Term Loan Commitment) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10(a) (except to the extent that application of such Section 2.10(a) to such banks and entities would cause the Borrowers to make duplicate payments thereunder), 2.11 and 2.12 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that subject to the terms and conditions of this Agreement, each Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers, Grantors and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans or the release of all Collateral.

         (c) Each Lender may assign to any one or more banks or other entities without the prior written consent of the Borrowers but with the prior written consent of the Agent, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment or Term Loan Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit and Notes, (ii) the amount of the Revolving Credit Commitment or Term Loan Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000 in the aggregate for the Revolving Credit Commitment and Term Loan Commitment of such Lender and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any Grantor or Guarantor or the performance or observance by any Borrower, Grantor or the Guarantor of any of their respective obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) subject to the terms and conditions set forth in Article IX hereof, such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (e) The Agent shall maintain at its address referred to in Section
11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment or Term Loan Commitment, as the case may be, of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit E, annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Term Loan Commitment and/or Revolving Credit Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Term Loan Commitment or Revolving Credit Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Term Loan Commitment and/or Revolving Credit Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, or, with respect to the Term Notes, the principal amount of the Term Notes outstanding at such time as evidenced by the Term Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A or Exhibit B, as the case may be. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

         (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender.

         SECTION 11.04 Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable outofpocket expenses incurred by each of the Agent and the Lenders in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and (without in any way limiting the audit fees payable by the Borrowers to the Agent under Section 6.08 hereof) ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. Each Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) Each Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, the Guarantees, any of the Security Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Agent or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they directly result from the gross negligence or willful misconduct of the Agent or any Lender as determined by a final judgment of a court of competent jurisdiction.

         (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrowers or any Subsidiary thereof arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom (except to the extent directly resulting from the gross negligence or willful misconduct of any Indemnitee, as determined by a final judgment of a court of competent jurisdiction) which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

         (d) The provisions of this Section 11.04 shall remain, operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

         SECTION 11.05 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

         SECTION 11.06 Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any and all of the Obligations of the Borrowers now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

         SECTION 11.07 Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (b) All payments by any Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section
11.01 hereof.

         SECTION 11.08 Waivers; Amendments. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note, (ii) change the Revolving Credit Commitment or Term Loan Commitment of any Lender or amend or modify the provisions of this Section, Section 2.06, Section 2.13, Section 4.14 or Section
11.04 hereof or the definition of "Required Lenders," or (iii) release any Guaranty or any material portion of Collateral, in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         (c) In the event that the Borrowers request, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 11.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrowers and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.08(b) above, with the written consent of the Borrowers and such Required Lenders, the Borrowers and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Revolving Credit Commitment and Term Loan Commitment of each Minority Lender,
(ii) the assignment in accordance with Section 11.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment and Term Loan Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Revolving Credit Commitment and Term Loan Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment and Total Term Loan Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment and/or Term Loan Commitment, (iv) the payment to the Minority Lenders by the Borrowers of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect to changes specified in clauses (i) through (iv) hereof.

         SECTION 11.09 Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION 11.10 Entire Agreement; Waiver of July Trial, etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

         (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

         (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         SECTION 11.11 Confidentiality. The Agent and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement,
(B) becomes available to the Agent or such Lender on a nonconfidential basis from a source other than any Borrower, any Guarantor, any Grantor or any of their respective Subsidiaries or (C) was available to the Agent or such Lender on a nonconfidential basis prior to its disclosure to the Agent or such Lender by any Borrower, any Guarantor, any Grantor or any of their respective Subsidiaries; (iv) to the extent any Borrowers, any Guarantor or any of their respective

Subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.03(g) hereof.

         SECTION 11.12 Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers and each of the Guarantors hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (b) Each of the Borrowers and each of the Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Each of the Borrowers and each of the Guarantors hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 11.01 hereof.

         (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any Guarantor in any other jurisdiction, subject to the provisions of Article IX in the case of the Lenders.

         SECTION 11.13 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

         SECTION 11.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         IN WITNESS WHEREOF, the Borrowers, Guarantors, the Agent and the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    DONNKENNY APPAREL, INC., as a Borrower

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    BELDOCH INDUSTRIES CORPORATION, as a
                                      Borrower

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    DONNKENNY, INC., as a Guarantor

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    CHRISTIANSBURG GARMENT COMPANY
                                    INCORPORATED, as a Guarantor

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    H SQUARED DISPOSITIONS, INC., as a Guarantor



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                    THE CIT GROUP/COMMERCIAL SERVICES, INC., as
                                    Agent



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title: